UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2014

LOTON, CORP

(Exact name of registrant as specified in its charter)

Nevada	333-167219	90-0657263
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

4751 Wilshire Blvd., Third Floor
Los Angeles, California		90010
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 601-2500

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant (collectively the “Filings”) from time to time with the Securities and Exchange Commission (the “SEC”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “may,” “will,” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the financial statements of Obar Camden Holdings Limited and pro forma financial statements and the related notes filed with this Form 8-K, the financial statements of the Registrant for the year ended April 30, 2013, which are included in the Registrant’s Annual Report on Form 10-K, filed with the SEC on July 29,2013, and the unaudited financial statements of the Registrant for the quarterly periods ended July 31, 2013 October 31, 2013 and January 31, 2014 which are included in the Registrant’s Quarterly Reports on Form 10-Q, filed with the SEC on September 16, 2013, December 16, 2013 and March 12, 2014, respectively.

Unless otherwise indicated, in this Form 8-K, for periods following the Merger, references to “we,” “our,” “us,” the “Company” or the “Registrant” refer to Loton, Corp., a Nevada corporation, and its 50%-owned subsidiary Obar Camden Holdings Limited, a private limited company registered in England and Wales.

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Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On April 28, 2014, Loton, Corp., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Loton Acquisition Sub I, Inc., a Delaware corporation (“Acquisition Sub”) and KoKo (Camden) Holdings (US), Inc. (“KoKo Parent”), a Delaware corporation and wholly-owned subsidiary of JJAT Corp. (“JJAT”), a Delaware corporation wholly-owned by Robert Ellin, the Company’s Chief Executive Officer, Director and controlling shareholder (“Mr. Ellin”), and his affiliates (the “Merger”). As a result of the Merger, KoKo Parent became a wholly-owned subsidiary of the Company, and the Company’s primary business became that of KoKo Parent and its subsidiaries, KoKo (Camden) Limited, a private limited company registered in England and Wales (“KoKo UK”) which owns 50% of OBAR Camden Holdings Limited, a private limited company registered in England and Wales (“OCHL”) which in turn wholly-owns its operating subsidiary OBAR Camden Limited, a private limited company registered in England and Wales (“OCL”). Upon the closing of the Merger, pursuant to the terms of the Merger Agreement, KoKo Parent’s former sole shareholder, JJAT Corp., received 29,000,000 shares of Loton, Corp common stock (“Company Common Stock”), or approximately 73.9% of the shares of the Company outstanding post-merger. The shares of Company Common Stock were issued pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The shares are unregistered, restricted stock bearing a restrictive legend.

The material terms of the Merger Agreement are described more fully in Item 2.01 of this Current Report on Form 8-K. The information therein is hereby incorporated into this Item 1.01 by reference.

Variation to Shareholder Agreement

On April 25, 2014, the Company entered into a Variation to Shareholder Agreement with Olly Bengough, an individual residing in the United Kingdom (“Bengough”) and KoKo Parent, described more fully in Item 2.01 of this Current Report on Form 8-K under the heading “The OCHL Shareholders Agreement” (the “Variation Agreement”) pursuant to which Mr. Bengough agreed, subject to Mr. Bengough’s receipt of satisfactory tax clearances under the tax laws of the United Kingdom, to transfer all shares of OCHL held by him to the Company in exchange for 29,000,000 shares of Company Common Stock, or approximately 42.5% of the shares of the Company outstanding post-exchange (including giving effect to the Merger described above) with the result that upon closing of that transaction, OCHL would become a wholly-owned subsidiary of our wholly-owned subsidiary, KoKo UK. The shares of Company Common Stock would be issued pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The shares would be unregistered, restricted stock bearing a restrictive legend.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Merger and Related Transactions

As described in Item 1.01 above, on April 28, 2014, the Company acquired KoKo Parent and its wholly-owned subsidiary, KoKo UK which owns 50% of the capital stock of OCHL. OCHL wholly-owns OCL, a music and entertainment company whose principal business is the operation of a live music venue and nightclub known as KOKO located in Camden, London. The following sets forth information about the agreements and events relating to the acquisition.

The Share Purchase Agreement and Minority Share Purchase Agreement

On February 13, 2014, KoKo UK entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Alex Rutherford, an individual residing in the United Kingdom (the “Seller”), pursuant to which KoKo UK acquired 47.475% of the outstanding ordinary shares of OCHL owner of OCL, for £1,104,250 at the closing and £1,318,250 in deferred consideration, subject to working capital adjustments. The closing of the Share Purchase Agreement occurred on February 13, 2014. The deferred consideration was paid on April 28, 2014, and the working capital adjustment is expected to be paid shortly.

On February 13, 2014, KoKo UK entered into a Share Purchase Agreement (the “Minority Share Purchase Agreement”) with Hugh Doherty and Laurence Seymour, each an individual residing in the United Kingdom (collectively, the “Minority Sellers”), pursuant to which (i) KoKo UK, and, at KoKo UK’s direction, JJAT, each acquired 2.525% of the outstanding ordinary shares and 50% of the outstanding deferred shares of OCHL for an aggregate of £255,002 paid by KoKo UK, and (ii) Oliver Bengough agreed to purchase from JJAT its 2.525% of the outstanding ordinary shares and the outstanding deferred shares of OCHL on April 24, 2014 (the “Bengough Minority Share Purchase Agreement”). The closing of the Minority Share Purchase Agreement and the Bengough Minority Share Purchase Agreement occurred on April 28, 2014 and, at that time, Mr. Bengough purchased from JJAT its 2.525% of the outstanding ordinary shares and the outstanding deferred shares of OCHL. Mr. Bengough purchased the shares from JJAT for a promissory note in the principal amount of £127,501 (the “Bengough Promissory Note”). All debt owed from KoKo UK to JJAT (approximately $1,533,333) was converted to equity in KoKo UK effective April 25, 2014, and JJAT indirectly owned 100% of KoKo UK on such date.

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The Share Purchase Agreement and the Minority Share Purchase Agreement include certain representations, warranties and covenants made by KoKo UK and KoKo UK’s obligations of performance thereunder are guaranteed by Trinad Capital Master Fund, Ltd., a fund controlled by Mr. Ellin (“Trinad Capital”), Mr. Bengough and OCL. The assertions embodied in the representations and warranties were made solely for purposes of the Share Purchase Agreement and Minority Share Purchase Agreement, directly, and are not intended to provide factual, business, or financial information about Loton, OCHL, OCL or any other party to the Share Purchase Agreement or Minority Share Purchase Agreement. The guarantees under each agreement were made solely for purposes of such agreement and are not intended to guarantee any obligations other than as reflected in the terms thereof. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, (iii) may have been used for purposes of allocating risk among Seller, KoKo UK and Guarantor, rather than establishing matters as facts, and/or (iv) may have been qualified by certain disclosures not reflected in the Share Purchase Agreement or Minority Share Purchase Agreement that were made to the other party in connection with the negotiation thereof and generally were solely for the benefit of the parties thereto.

In connection with entering into the Share Purchase Agreement and the Minority Share Purchase Agreement, on February 13, 2014, KoKo UK, Seller, Minority Sellers, Oliver Bengough and Mint Group Holdings Limited, a company incorporated in England, entered into an agreement pursuant to which KoKo UK reimbursed the expenses of the other parties thereto in the amount of approximately £226,000 relating to the proposed sale of OCHL.

KoKo UK, Trinad Capital, JJAT Corp., Sellers and Minority Sellers also entered into a Deed of Subordination dated February 13, 2014 pursuant to which the parties agreed that KoKo UK’s collective indebtedness to Trinad Capital and JJAT is subordinate to KoKo UK’s deferred consideration payment obligations under the Share Purchase Agreement and Minority Share Purchase Agreement, respectively.

Trinad Capital also entered into a Negative Pledge and Agreement to Create Lien dated February 13, 2014 with each of the Seller and the Minority Sellers pursuant to which Trinad Capital made that certain negative pledge and covenants with respect to certain of its assets in connection with the future payment of the deferred consideration under the Share Purchase Agreement and Minority Share Purchase Agreement.

The OCHL Shareholders’ Agreement

On February 12, 2014, (1) Mr. Bengough, and (2) KoKo UK, Mr. Ellin, Trinad Capital Master Fund Limited, Ltd. (the “Ellin Parties”) and (3) OCHL entered into a Shareholders’ Agreement (the “OCHL Shareholders’ Agreement”) pursuant to which the Ellin Parties make certain representations to Mr. Bengough with regard to Guarantees under the Share Purchase Agreement and reimbursement of expenses relating to the transaction. The parties also agreed to terms relating to payment obligations with respect to the financing of the Merger which are reflected in more detail below, under the heading “Reimbursement of Expenses between JJAT and Bengough and the OCHL and OCL Promissory Notes”. The OCHL Shareholders’ Agreement further provides that each of Mr. Ellin and Mr. Bengough shall constitute the Board of Directors of OCHL and each shall be restricted from taking actions on behalf of OCHL without the written consent of the other individual, including, but not limited to, changes in the nature of the business, amendments to governing documents, restructuring or recapitalizations, issuances of stock, purchases of material assets, entry into material contracts, incurring or guaranteeing debt, removal of any director or restructure the board of OCHL. Because OCHL is the sole parent of OCL, the Company’s ability to manage OCHL and OCL is subject to the terms of the OCHL Shareholder Agreement and Mr. Bengough’s consent is required for most material actions to be taken by OCHL and OCL, so long as the OCHL Shareholders’ Agreement remains in effect. Each of Mr. Bengough and Mr. Ellin are entitled to serve on the board of OCHL so long as the OCHL Shareholders’ Agreement is in effect, and the board cannot take action without the consent of both board members. Pursuant to the OCHL Shareholder Agreement, any cash distributions by OCHL must be distributed pro rata to each of KoKo UK and Mr. Bengough. Finally, the OCHL Shareholder Agreement restricts the transfer of shares in OCHL or OCL by KoKo UK or Mr. Bengough and grants each a right of first refusal and the right to have the proposed shares valued by an independent accounting firm and sold to the other party at a price determined by valuation rather than the price necessarily offered by the prospective purchaser.

On April 24, 2014, the OCHL Shareholders Agreement was amended pursuant to the terms of the Variation to Shareholders Agreement among Bengough, KoKo UK, the Ellin Parties, OCHL, OCL, JJAT and the Company which (1) joined OCL, JJAT and the Company as parties to the OCHL Shareholders Agreement, (2) designated that Mr. Bengough and Mr. Ellin will split any of the transaction expenses relating to the Share Purchase Agreement, the Minority Share Purchase Agreement and the Merger Agreement in excess of $4,000,000, and (3) Mr. Bengough agreed to purchase from JJAT (as assignee of KoKo UK) its 2.525% of the outstanding ordinary shares and 50% of the outstanding deferred shares of OCHL acquired under the Minority Share Purchase Agreement on April 25, 2014. These agreements were effected pursuant to the Bengough Promissory Note, the Bengough Expense Note, the OCHL Senior Promissory Note, the OCHL Junior Promissory Note, the Bengough Minority Share Purchase Agreement and the Bengough Share Charge, each summarized below. The parties further agreed to seek debt financing from a financial institution to prepay these notes. Mr. Bengough has certain obligations to prepay approximately $500,000 under the Bengough Promissory Note and the Bengough Expense Note within 75 days, or the holders of the notes will have the right to secure additional collateral from Mr. Bengough with respect to the repayment of such notes. Mr. Bengough also agreed to transfer all of his interests in OCHL in exchange for 29,000,000 shares of common stock of the Company to be issued in a private placement transaction, which will constitute no less than 42.5% of the outstanding capital stock of the Company on a fully diluted basis (but before the Company’s future issuance of up to 3,200,000 shares of common stock to advisors, consultants and key employees of the Company as approved by the board) and pursuant to the OCHL Shareholders’ Agreement, subject to Mr. Bengough’s receipt of satisfactory tax clearances under the tax laws of the United Kingdom. The Company has agreed to indemnify Mr. Bengough from any adverse tax expenses and costs required to be paid by Mr. Bengough in connection with the Bengough Minority Share Purchase Agreement.

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Effective April 24, 2014, JJAT and Mr. Bengough entered into the Bengough Minority Share Purchase Agreement and, as of such date, Mr. Bengough owned 50% of the outstanding capital stock of OCHL. JJAT and Mr. Bengough also executed a share charge (the “Bengough Share Charge”) placing a charge over the shares of OCHL acquired by Bengough under the Bengough Minority Share Purchase Agreement until the Bengough Promissory Note and Bengough Expense Note are repaid in full.

Reimbursement of Expenses between JJAT and Bengough and the OCHL and OCL Promissory Notes

The Bengough Promissory Note, dated April 28, 2014, is due October 28, 2015 and interest accrues at the rate of 8% per annum. Subject to repayment under the Bengough Expense Note (defined below) which shall be repaid ahead of the Bengough Promissory Note, the balance owed under the Bengough Promissory Note shall be reduced by an amount equal to 50% of any payments made by OCHL or OCL to KoKo UK pursuant to the OCHL Senior Promissory Note (defined below) and shall be credited against the principal and interest of the Bengough Promissory Note, until all principal and interest under the Bengough Promissory Note is repaid in full.

Mr. Bengough also entered into a separate promissory note dated April 28, 2014 with JJAT to repay to JJAT $688,062 of expenses from the acquisitions under the Share Purchase Agreement and Minority Share Purchase Agreement, due on October 28, 2015 that accrues interest at a rate of 8% per annum (the “Bengough Expense Note”). Outstanding interest payable under the Bengough Expense Note is due on the first anniversary of the note with the balance payable upon maturity of the note. The balance owed under the Bengough Expense Note shall be reduced by an amount equal to 50% of any payments made by OCHL or OCL to JJAT pursuant to the OCHL Senior Promissory Note (defined below). Such payments shall be credited, ahead of any credit to the Bengough Promissory Note, until all principal and interest under the Bengough Expense Note is repaid in full.

As stated above under the heading “The OCHL Shareholder’s Agreement,” pursuant to the OCHL Shareholder’s Agreement, OCHL and OCL are obligated to pay to JJAT and to Mr. Bengough certain expenses incurred in connection with the acquisition of 50% of the shares of OCHL by JJAT and in connection with the Merger Agreement.

OCHL entered into a Senior Promissory Note (the “OCHL Senior Promissory Note”), dated April 28, 2014 to repay $1,376,124 of transaction expenses to JJAT, due October 28, 2015 that accrues interest at a rate of 8% per annum. Outstanding interest payable under the OCHL Senior Promissory Note is due on the first anniversary of the note with the balance payable upon maturity of the note. So long as the note is outstanding, OCHL shall not make any distributions or pay any compensation to Mr. Ellin or Mr. Bengough and the net proceeds from any debt and equity financings obtained by OCHL or OCL, as allowed, shall be applied as prepayments under the note and such amounts paid shall be credited against the outstanding principal and interest owed under the note. In addition, (1) the first $300,000 of net revenue of OCHL or OCL, (2) thereafter, on a monthly basis, all revenues generated by OCHL or OCL in each month, net of operating expenses, debt service and reasonable reserves for operating expenses and (3) any financing obtained from financial institutions shall be credited against the principal and interest owed by OCHL and OCL under the note, subject to any limitations established by senior creditors, if applicable.

OCHL entered into a Promissory Note (the “OCHL Junior Promissory Note”), dated April 28, 2014, to repay $494,749 of transaction expenses to the Company, due October 28, 2015 that accrues interest at a rate of 8% per annum. Outstanding interest payable under the OCHL Junior Promissory Note is due on the first anniversary of the note with the balance payable upon maturity of the note. So long as the note is outstanding, OCHL shall not make any distributions or pay any compensation to Mr. Ellin or Mr. Bengough and the net proceeds from any debt and equity financings obtained by OCHL or OCL, as allowed, shall be applied as prepayments under the note and such amounts paid shall be credited against the outstanding principal and interest owed under the note Payments under the OCHL Junior Promissory Note are subordinate to payments under the OCHL Senior Promissory Note.

The Merger Agreement

On April 28, 2014, the Company, through its wholly-owned subsidiary, Acquisition Sub, acquired all of JJAT’s ownership interests in KoKo UK (which owns 50% of the shares of OCHL) by merger with KoKo Parent (the “Merger”). The Merger was consummated pursuant to the terms of a Merger Agreement, dated April 28, 2014 among the Company, Acquisition Sub and KoKo Parent (the “Merger Agreement”). Prior to entering into the Merger Agreement, JJAT contributed all of its ownership interests in KoKo UK to KoKo Parent, pursuant to a Contribution Agreement dated April 24, 2014 among JJAT, KoKo Parent and KoKo UK (the “Contribution Agreement”), in a tax-free contribution under Section 351 of the U.S. Internal Revenue Code.

Pursuant to the terms of the Merger Agreement and the filing of a Certificate of Merger in the State of Delaware on April 28, 2014: (1) Acquisition Sub merged with and into KoKo Parent, with KoKo Parent surviving the Merger; (2) each share of common stock of Acquisition Sub automatically converted into one share of common stock of KoKo Parent such that the Company became the holder of all of the issued and outstanding shares of common stock of KoKo Parent immediately following the Merger; (3) each share of common stock of KoKo Parent issued and outstanding was converted into 11,600 shares of common stock of the Company (the “Merger Consideration”) and otherwise ceased to exist; (4) Mr. Bengough was appointed to the Board of Directors of the Company, (5) Mr. Bengough was appointed as interim Chief Executive Officer of the Company; and (6) KoKo Parent’s Certificate of Incorporation and Bylaws continue to govern KoKo Parent, as the survivor, following the Merger.

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The Acquisition

Each of the foregoing agreements and the events relating thereto, including but not limited to the consummation of the Share Purchase Agreement, the Minority Share Purchase Agreement, the Contribution Agreement, the Merger Agreement, the OCHL Shareholders Agreement, the Variation Agreement, the Bengough Minority Share Purchase Agreement, the promissory notes and the share charges, are collectively referred to herein as the “Acquisition”, which resulted in the acquisition of KoKo UK and its 50%-owned subsidiary, OCHL, which in turn wholly owns OCL, by the Company on April 28, 2014.

The agreements relating to the Acquisition should not be read alone, but should instead be read in conjunction with the other information regarding us and our business that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, and other documents that we file with the SEC. The description of the foregoing agreements constituting the Acquisition are qualified in their entirety by reference to the full text of the agreements, each of which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

As a result of the closing of the Acquisition, we have abandoned our prior business plan and we are now pursuing the operations of OCL as a premier live music brand in the music venue and entertainment field. For purposes of this Current Report on Form 8-K, “we”, “us”, “our” and “the Company” refer to Loton, Corp, co-operating, as 50% owner of OCHL, the business of OCL for periods following the closing of the Acquisition and to Loton, Corp. as a shell entity, for statements specifically referring to periods prior to the closing of the Acquisition.

Post-Purchase Company Ownership

Immediately prior to the Acquisition, the Company had 9,120,000 shares of common stock issued and outstanding. Immediately after the Acquisition, the Company had 38,120,000 shares of common stock issued and outstanding.

Upon the closing of the Merger, JJAT received 29,000,000 shares of our common stock. After giving effect to the closing of the Acquisition, the securities of the Company (on a fully diluted basis) are owned as follows:

•	JJAT holds 29,000,000 shares of the Company’s common stock, or approximately 73.9% of the Company on a fully diluted basis;
•	Stockholders of the Company prior to the closing of the Acquisition, including consultants and advisors of the Company that were issued 1,675,000 shares of our common stock in restricted stock grants, hold 9,120,000 shares of the Company’s common stock, or approximately 23.2% of the Company on a fully diluted basis; and
•	1,125,000 shares of the Company’s common stock are initially reserved for issuance to the holder of warrants issued by the Company prior to the Acquisition, representing approximately 2.9% of the Company on a fully diluted basis.

Prospective Transactions

Pursuant to the Variation Agreement, as provided above, Mr. Bengough has agreed, promptly following the closing of the Acquisition, subject to Mr. Bengough’s receipt of satisfactory tax clearances under the tax laws of the United Kingdom, to transfer all shares of OCHL held by him, constituting 50% of the outstanding ordinary shares and deferred ordinary shares of OCHL, to KoKo UK in exchange for 29,000,000 shares of Company Common Stock, or approximately 42.5% of the shares of the Company outstanding after such exchange (including giving effect to the Merger described above) with the result that upon closing of that exchange OCHL would become a wholly-owned subsidiary of our wholly owned subsidiary, KoKo UK. While Mr. Bengough has agreed to transfer his shares of OCHL to KoKo UK, causing the Company to control 100% of OCHL and its subsidiary OCL, there is no assurance that Mr. Bengough will obtain such satisfactory tax clearances and that he will close on the exchange agreement to transfer his shares of OCHL to KoKo UK or that he will enter into an agreement to become the Chief Executive Officer of the Company on a non-interim basis. If Mr. Bengough fails to close on the exchange agreement to transfer his shares of OCHL to KoKo UK, then the Company will continue to co-operate with OCHL and with Mr. Bengough and seek expansion through other means such as acquisition of other live concert or event or media companies, licensing opportunities and hiring skilled personnel in the concert venue, media and night-club operations industries.

Accounting Treatment of the Merger

For financial reporting purposes, the Acquisition represents a “reverse merger” rather than a business combination and OCHL is deemed to be the accounting acquirer in the transaction. We accounted for our 50% investment in OCHL under the equity method of accounting as the Company has significant influence but not control in the operating or financial policies. Consequently, an investor shall recognize its share of the earnings or losses of an investee in the periods for which they are reported by the investee in its financial statements. These items can have a significant impact on the amount of equity income in our consolidated statements of operations and our carrying value in this investment.

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FORM 10 INFORMATION

Prior to the Acquisition, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act for our common stock, which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Acquisition.

Appointment of Director

Immediately after the effective time of the Acquisition, the current two directors on the Board, Robert Ellin and Jay Krigsman, will remain on the Board and Mr. Bengough will be appointed to the Board, effective May 1, 2014.

Interim CEO

On April 28, 2014, Mr. Bengough entered into a letter agreement with the Company pursuant to which he will become the Company’s Interim Chief Executive Officer effective May 1, 2014, pending the subsequent negotiation and execution of a definitive employment agreement. Robert Ellin will remain the Executive Chairman and President of the Company.

Corporate Headquarters

In connection with the closing of the Acquisition, Loton, Corp’s corporate headquarters remained the same at 4751 Wilshire Blvd., 3rd Floor, Los Angeles, CA 90010.

Additional information regarding the officers and directors listed above is contained below in “Directors and Officers”.

BUSINESS

Background and Corporate Overview

OBAR Camden Holdings Limited

OCHL was incorporated in England and Wales on October 17, 2012 to become a comprehensive digital music and entertainment company.

Loton, Corp.

The Registrant was incorporated in the State of Nevada on December 28, 2009 to provide 3D rendering, animation and architectural visualization services using advanced computer technology to produce photo realistic 3D rendering, walk-through animation and 360 degree panorama.

On September 9, 2011, Trinad Capital Master Fund, Ltd. (“Trinad Capital”) entered into a Securities Purchase Agreement with Alex Kuznetsov, a shareholder and the sole director and executive officer of the Company (the “Trinad Purchase Agreement”). Pursuant to the terms of the Trinad Purchase Agreement, Mr. Kuznetsov sold to Trinad Capital an aggregate of 4,000,000 shares of the Company’s common stock $.001 par value per share, representing 75% of the issued and outstanding Common Stock of the Company as of October 31, 2011. Trinad Capital paid $311,615 for the shares. Trinad Management, LLC (“Trinad Management”) is the investment manager of Trinad Capital. The managing member of Trinad Management and the Managing Director of Trinad Capital is Robert S. Ellin, the Company’s President and CEO, Chairman and controlling shareholder. In accordance with the Trinad Purchase Agreement, effective upon the closing (a) Alex Kuznetsov resigned as the Company’s Chief Executive Officer, President and sole director, (b) Mr. Ellin was appointed as the sole director of the Board, and (c) Robert S. Ellin was appointed President, Chairman and Chief Executive Officer of the Company. On April 26, 2012, Jay Krigsman was appointed to our Board as a Director. On October 1, 2013, Barry Regenstein was appointed as the Company’s Interim Chief Financial Officer.

The Acquisition closed on April 28, 2014, and, as a result, we have abandoned our prior business plan and are now pursuing the business of OCL as our sole business. The following is a discussion of the business of OCL that we are now pursuing.

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Our Current Business

Overview

Our principal business, through our ownership of 50% of OCHL, which wholly-owns OCL, is the operation of a live music venue and nightclub known as KOKO located in Camden, London. OCL provides live shows, club nights, corporate and other events. The venue has been used to record live performances which have been broadcast to an international audience.

The KOKO venue began as a Victorian theatre in the early 20th century where Charlie Chaplin regularly performed. It was operated as a cinema from 1913 to 1940. After being closed for several years it became a BBC Theatre from 1945 to approximately 1965. During most of the 1970’s it was a punk music oriented club known as The Music Machine. In 1982 it became The Camden Palace where appeared such acts as the Eurythmics, the Cure and Madonna. The Camden Palace was closed for refurbishment in 2004. After a significant restoration project, it reopened in 2005 as KOKO’s. OCL has leased the venue from February 2004 until November 2028. Since its opening in 2005, KOKO has become one of London's premier live music venues attracting pop stars, rock legends and world class DJs as well as prestigious corporate events.

The KOKO venue employs state-of-the-art multimedia and outstanding production facilities, allowing for a diverse range of uses – from small cabaret performances to hosting international awards, from intimate musical performances to world-acclaimed rock concerts and from banquets and seminars to TV production. As a result, KOKO can be operating for many more nights per annum than most other clubs.

KOKO is the only central London music venue with a capacity as large as 1,400. Each year KOKO delivers approximately 238 live events including concerts, club nights and corporate events with aggregate admissions of approximately 300,000.

Live Music Events: Each year KOKO hosts a “core” of approximately 100 live music events where the venue is used for live music performances by major artists as well as “up-and-coming” talents crossing all musical genres. These concerts are run by specialist external promoters, such as Live Nation, SJM and Metropolis. KOKO generates revenue mainly from bar sales and venue hire fees paid by the promoter. The promoter is responsible for arranging and paying the artist, and retains all ticket revenue for the show. In a number of cases, KOKO will be allocated a portion of tickets to sell on behalf of the promoter at the door and online, for which it receives a commission. While the promoter is primarily responsible for marketing each event, KOKO also carries out a significant amount of marketing, including posters outside and around the venue, website and social media promotion and advertisements in the music press.

Club NME: On Friday nights, KOKO hosts “Club NME” nights. NME (New Musical Express) is a weekly music publication in the UK. An online version of NME (nme.com) was launched in 1996. It is now amongst the world's most visited music-based websites, with over 8 million users per month.

These events are promoted by KOKO with branding from NME magazine, and consist of DJ and live music performances by up-and-coming bands, targeted at students and guests in their early 20s. Generally, the DJs performing are selected from a regular pool of resident DJs, and bands are scheduled through inbound interest or via introduction from NME. KOKO is the promoter of Club NME, booking all talent and retaining all revenue from admissions and bar sales on the night of the event.

Club Nights: Every Saturday night, KOKO hosts “club nights” promoted and operated by specialist external promoters. Events include “Guilty Pleasures” (mainstream party night for affluent late 20s / early 30s), “Buttoned Down Disco” (indie, dance music), “SoundCrash” (electronic dance music) and “Annie Mac Presents” (Radio 1 DJ). OCL generates revenue from bar sales and venue hire fees paid by the promoter. All event specific overheads, such as payment of DJs / bands and marketing, are the responsibility of the promoter.

Corporate Events: On approximately 20 nights per year, KOKO hosts a variety of personalized events for businesses, such as holiday parties, product (i.e. film) launches, award ceremonies and locations for film shoots. OCL generates revenue from venue hire fees and bar sales on the night itself, and employs a full time corporate event booker who manages inbound interest and, in some cases, a commission is paid to a third-party specialist event broker where applicable.

Television Location: KOKO has been used extensively as a location for TV recordings including, “the Album Chart Show” (syndicated as “London Live” internationally), “Stand Up for the Week” and KOKO POP. The Album Chart Show was a flagship music show for Channel 4 broadcast until 2012, with more than 80 episodes produced. Each show featured four bands that had a new album or were currently in the UK Album Chart all performing live at KOKO in Camden and was broadcast on Channel 4 in the United Kingdom.

Television Program: KOKO POP was a 30-minute, multi-artist, music magazine television program hosted by Jameela Jamil that aired on Saturday mornings on Channel 4 in the United Kingdom. The show brought viewers live performances, exclusive interviews and videos from some of the biggest names in the UK and the USA, including Nicole Scherzinger, Jessie J, McFly and Justin Bieber. The show was co-produced with 3DD Productions, who were responsible for the production costs and marketing. KOKO was responsible for funding certain equipment, small production elements and contributed marketing and branding expertise to maximize audience acquisition. Channel 4 holds all UK broadcast rights, while 3DD and KOKO jointly own the international rights and KOKO has the sole right to any ancillary revenue (i.e. associated concerts, clothing and merchandise).

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KOKO POP has completed three series, having been on air three years in a row and securing a peak weekly viewership of 250,000 16-24’s year olds (including repeats). The program helped to associate the KOKO brand with the latest music and biggest stars. It is also a demonstration of OCL’s ability to generate revenue from non-brick-and-mortar media properties. KOKO POP is no longer in production.

Industry

OCL operates in the live entertainment/night club business, including live music events, promoting its own club nights and venue operations. OCL provides day-to-day management and operation of the premises. It also provides booking, that is, locates and contracts for the artists and talent for KOKO. In addition, OCL contracts for the services of the Mint Group to provide management services for the KOKO venue including oversight of our operational, financial and marketing activities.

The live music industry includes concert promotion and/or production of music events or tours. Typically, to initiate live music events, booking agents directly contract with artists to represent them for defined periods. Booking agents then contact promoters, who will contract with them or directly with artists to arrange events. Booking agents generally receive fixed or percentage fees from artists for their services. Promoters earn revenue primarily from the sale of tickets. Artists are paid by the promoter under one of several different formulas, which may include fixed guarantees and/or a percentage of ticket sales or event profits. In addition, promoters may also reimburse artists for certain costs of production, such as sound and lights. Under guaranteed payment formulas, promoters assume the risks of unprofitable events. Promoters may renegotiate lower guarantees or cancel events because of insufficient ticket sales in order to reduce their losses. Promoters can also reduce the risk of losses by entering into global or national touring agreements with artists and including the right to offset lower performing shows against higher performing shows on the tour in the determination of overall artist fees.

For music tours, one to four months typically elapse between booking artists and the first performances. Promoters, in conjunction with artists, managers and booking agents, set ticket prices and advertise events. Promoters market events, sell tickets, rent or otherwise provide venues and arrange for local production services, such as stages and sets.

Venue operators such as KOKO typically contract with promoters to rent their venues for specific events on specific dates and receive fixed fees or percentages of ticket sales as rental income. In addition, venue operators provide services such as concessions, parking, security, ushering and ticket-taking, and receive some or all of the revenue from concessions, merchandise, venue sponsorships, parking and premium seating. Venues will often also sell tickets through a local box office at the venue using the ticketing company’s technology; on these box office tickets, the ticketing company will generally not earn a fee. The ticketing company receives the cash for the ticket sales and related service charges at the time the ticket is sold and periodically remits these receipts to the venue and/or promoter after deducting their fee.

Development and Commercialization Strategy

OCL’s present business model is to operate with a relatively small internal team of key personnel. OCL also engages the Mint Group, a third-party contractor, to provide management services. In addition, OCL engages the services of technical security functions through external contractors.

KOKO has a single well-established venue. The Company’s strategy is to leverage KOKO’s success and brand in live entertainment and relationships with fans, artists and advertisers via venue expansion into the United States alongside a digital/TV content and editorial platform, to grow revenue, earnings and cash flow. In order to most effectively leverage the brand and execute its strategy, the Company is dependent on Mr. Bengough promptly transferring his shares of OCHL to KoKo UK, as agreed under the Variation Agreement, which would cause the Company to control 100% of the operations of KOKO. The closing of this exchange agreement is subject to Mr. Bengough’s receipt of satisfactory tax clearances under the tax laws of the United Kingdom and mutually acceptable transaction documents, and there is no assurance that Mr. Bengough will obtain such satisfactory tax clearances and that he will close on the exchange agreement or that he will enter into an agreement to become the Chief Executive Officer of the Company on a non-interim basis. If Mr. Bengough fails to close on the exchange agreement to transfer his shares of OCHL to KoKo UK, then the Company will continue to co-operate OCHL with Mr. Bengough and seek expansion through other means such as acquisition of other live concert or event or media companies, licensing opportunities and hiring skilled personnel in the concert venue, media and night-club operations industries to help it co-operate OCL and oversee its new acquisitions and business ventures in the U.S., and internationally.

The Company’s strategy is to grow and innovate through the initiatives listed below:

•	Selectively expand into additional top global music markets, both internationally and domestically, with new venues that host artists from emerging talent to global super-stars, stunning lifestyle, and VIP services, delivering the best consumer music experiences.
•	Identify, develop and grow key sponsorship and advertising strategic partnerships. The Company’s goal is to continue to drive growth in this area and capture a larger share of the music sponsorship market. It will focus on expanding and developing new relationships with corporate sponsors to provide them with targeted strategic programs through its unique relationship with fans and artists, its distribution network of venues and its online presence. The Company will continue to look for new innovative products and offerings that give its sponsors and advertisers a unique ability to reach consumers through the power of live music.

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•	The Company plans to utilize OCL’s existing venue and other Company-proposed new venues to capture originated content, create owned/co-owned branded activity and create and develop new and complimentary brand extensions and intellectual property.
•	Create and develop opportunities to self-promote, co-promote and license KOKO branded activity and ways to increase e-commerce.

Accomplishment of the foregoing initiatives, in the absence of the closing of the exchange agreement with Mr. Bengough, could affect the Company’s ability to fully execute its strategy to leverage OCL’s existing venue and create co-branded and brand extensions and to create and develop opportunities to promote and license KOKO branded activity. The Company would otherwise seek to acquire other live concert venues or event or media companies, enter into other licensing opportunities and hire skilled personnel in the concert venue, event, media and night-club operations industries to help it co-operate OCL and oversee these strategies.

OCL, with the assistance of the Mint Group has delivered a consistently high quality standard of entertainment and superior service. They understand food and beverage and front-of-house operations, along with the dynamics of staging live shows and events to a high standard.

Music Team: OCL’s music team populates KOKO’s events schedule, identifies suitable promoters and events for the venue, actively promotes Friday Club Nights and generally maintains an awareness of the entertainment scene and sector and makes sure the venue is well paced within it. They promote shows wherever possible. They manage artist bookings and promotions and maintain relationships with agents, managers and other stakeholders.

Operations Management Team: This team insures compliance with applicable regulations and licensing requirements, selects and develops staff, manages stock purchasing and controls cash reconciliation control and customer care and service.

Marketing and Promotion Team: OCL’s marketing and promotions team handles in-house marketing, social media activity, brand development and utilization, advertising expenditures, database management, website maintenance and our weekly newsletter.

The KOKO team has successfully leveraged their skills to attract leading artists and brands and create highly regarded events. Short of being satisfied with the near-term growth initiatives, its management already has an ambitious plan for the next phases of the KOKO story: To focus on international expansion based on a roll-out model comparable to that of Soho House where music, venue and lifestyle are all combined through the internationalization of the brand, and further enhanced digitally, including production and online distribution of content as well as an e-Commerce platform.

Government Regulation

OCL’s operations are subject to national statutes, rules, regulations policies and procedures, both domestically and internationally, which are subject to change at any time, governing matters such as:

•	construction, renovation and operation of our venues;
•	licensing and planning laws, including in relation to noise levels, the operation of security and the playing of copyright protected music and sound recordings;
•	human health, safety and sanitation requirements;
•	the service of food and alcoholic beverages;
•	working conditions, labor, minimum wage and hour, immigration and employment laws (including anti-discrimination legislation);
•	compliance with the Disability Discrimination Act 1995 (“DDA”) and the Disability Discrimination (Services and Premises) Regulations 1999 (“DDR”);
•	listed building regulation;
•	compliance with United States FCPA, the United Kingdom’s Bribery Act 2010 (“BA”) and similar regulations in other countries;
•	advertising regulations;
•	hazardous and non-hazardous waste and other environmental protection laws;
•	sales and other taxes and withholding of taxes;
•	privacy laws and protection of personal information; and marketing activities via post, telephone, text and online;
•	the timely filing of corporate documentation with the Company Registrar (including in relation to financial accounts).

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We believe that OCL is in material compliance with these laws. Applicable laws generally prohibit serving alcoholic beverages to certain persons such as an individual who is intoxicated or a minor. If OCL violates such laws, we or OCL may be liable to third parties for the acts of the customer. We cannot guarantee that intoxicated or minor customers will not be served or that liability for their acts will not be imposed on OCL or on us.

OCL may also be required to comply with the UK’s DDA and the DDR regulations which, among other things, require that public places, including both existing and newly constructed venues, be accessible to customers with disabilities. The DDA and DDR require that venues be constructed to permit persons with disabilities full use of a live entertainment venue. However, OCL does not need to take any steps that would fundamentally alter the nature of the service it provides, e.g. OCL is not required to improve lighting for partially sighted customers where this would fundamentally change the atmosphere or ambience of our service. The DDA and DDR may also require that certain modifications be made to existing venues to make them accessible to customers and employees who are disabled. In order to comply with the ADA, the DDA and other similar ordinances, OCL may face substantial capital expenditures in the future.

OCL is required to comply with the laws of the countries it operates and also the United States FCPA and the United Kingdom’s BA regarding anti-bribery regulations. These regulations make it illegal for us or OCL to pay, promise to pay or receive money or anything of value to, or from, any government or foreign public official for the purpose of directly or indirectly obtaining or retaining business or an advantage in the conduct of business. This ban on illegal payments and bribes also applies to subsidiaries, employees, agents or intermediaries who use funds for purposes prohibited by the statutes. The BA also makes it an offense for OCL or us (and all group companies, employees, agents, sub-contractors, agents and any other person who performs services on behalf of OCL or us) to offer, promise or give a financial advantage to any other person where OCL or we intend the advantage to bring about or reward such person’s improper performance or where OCL or we believe that the acceptance of the advantage offered itself constitutes improper performance. It is also an offense for us to accept a bribe.

OCL and we are required to comply with national and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Specifically, personal information is increasingly subject to legislation and regulations in numerous jurisdictions around the world, the intent of which is to protect the privacy of personal information that is collected, processed and transmitted in or from the governing jurisdiction.

From time to time, governmental bodies have proposed legislation that could have an effect on OCL’s business. For example, some legislatures have proposed or implemented laws in the past that would impose potential liability on OCL and other promoters and producers of live music events for entertainment taxes/levies and for incidents that occur at OCL’s events or in the vicinity of OCL’s venues, particularly relating to drugs and alcohol abuse e.g. the “Late Night Levy” under the Police Reform and Social Responsibility Act 2011 which allows licensing authorities to raise a contribution from late-opening alcohol suppliers towards policing the night-time economy or an Early Morning Alcohol Restriction Order which enables licensing authorities to restrict the sale of alcohol for any specified period between midnight and 6am.

In addition, under the laws of the United Kingdom, OCL owes a common law duty of care to its customers and there will be a potential for claims to be made by customers who feel that OCL has breached that duty in relation to incidents that occur at its events or in the vicinity of its venues. In order to safeguard against such claims and comply with this duty, we and OCL shall take such care as is reasonable to ensure that customers will be reasonably safe when using our venues.

In addition, OCL’s venues are subject to extensive environmental laws and regulations relating to the use, storage, disposal, emission and release of hazardous and non-hazardous substances, as well as planning and noise level restrictions which may affect, among other things, the hours of operations of OCL’s venues.

Employees

As of March 31, 2014, OCL had approximately 50 full-time employees including 10 salaried positions for operations, sales and marketing and administration.

OCL’s weekly staffing needs vary throughout the year depending upon the number and type of events appearing at KOKO and consist principally of personnel associated with running the bar and coatroom. OCL also hires third party providers for KOKO security, cleaning and technical crews. In addition, our business operations at our facility may be interrupted as a result of labor disputes by outside unions attempting to unionize the venue even though OCL does not have unionized labor at the venue. A work stoppage at KOKO or at one of OCL’s promoted events could have a material adverse effect on our business, results of operations and financial condition. We cannot predict the effect that a potential work stoppage would have on our results of operations.

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Legal Proceedings

We are not aware of any material pending legal proceedings to which we or our subsidiaries are a party or to which any of our property is subject.

Competition

Competition in the live entertainment industry is intense. We believe that OCL competes primarily on the basis of its ability to deliver quality music events and provide enhanced fan and artist experiences. We believe that OCL’s primary strengths include:

•	the quality of service delivered to our artists, fans and corporate sponsors;
•	our track record in producing live music concerts, club nights and corporate events at KOKO;
•	excellent relationships with artists, managers, record labels and agents;;
•	distribution platform via expanding KOKO into new venues in the United States; and
•	the scope and effectiveness in OCL’s expertise of marketing and sponsorship programs.

Although we believe that OCL’s products and services currently compete favorably with respect to such factors, we cannot provide any assurance that OCL can maintain its competitive position against current and potential competitors, especially those with significantly greater brand recognition, or financial, marketing, support, technical and other resources.

In the markets in which OCL produces music concerts, it faces competition from both promoters and other venue operators. We believe that barriers to entry into the promotion services business are low and that certain local promoters are increasingly expanding the geographic scope of their operations.

OCL’s main competitors in the live music industry include all other live music venues in London including without limitation the Forum, Electric Brixton, the Electric Ballroom, the Village Underground and the Shepherd’s Bush Empire. Some of OCL’s competitors in the live music industry may have greater financial resources than we do which may enable them to gain a greater competitive advantage in relation to us.

In markets where OCL currently operates and/or plans to operate a venue, it competes with other venues to serve artists likely to perform in that general region. Consequently, artists have various alternatives to OCL’s venues when scheduling performances. Some of OCL’s competitors in venue management have a greater number of venues in certain markets and may have greater financial resources in those markets.

RISK FACTORS

You should carefully consider each of the following risks and all of the other information set forth in this Form 8-K. The following risks relate principally to our business and our common stock. These risks and uncertainties are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the risks and uncertainties develop into actual events, this could have a material adverse effect on our business, financial condition or results of operations. In that case, the trading price of our common stock could decline.

Risks Relating to Our Business

We do not control KOKO.

We own 50% of the shares of capital stock of OCHL. OCHL is the sole owner of OCL which owns and operates KOKO. As 50% owner of OCHL, we have the right to appoint half of the members of the board of directors of OCHL and, as a result of the OCHL Shareholders Agreement, as amended, of OCL also. Following the merger, the Board of OCHL shall be comprised of Mr. Ellin and Mr. Bengough and both will manage pursuant to the terms of the OCHL Shareholders’ Agreement and the Variation Agreement. Pursuant to the OCHL Shareholder Agreement discussed above under the heading “The OCHL Shareholder Agreement,” we are subject to shared control of OCHL and thus of KOKO with regard to the management of KOKO so long as the OCHL Shareholder Agreement is in effect and the Company controls 50% or less of the shares of capital stock of OCHL. In the absence of control, neither we nor the other owner of 50% of OCHL, Mr. Bengough can unilaterally implement decisions pertaining to the operation or disposition of KOKO.

Pursuant to the Variation Agreement, Mr. Bengough has agreed, promptly following the closing of the Acquisition, subject to Mr. Bengough’s receipt of satisfactory tax clearances under the tax laws of the United Kingdom, and entry into mutually acceptable documentation, to transfer all shares of OCHL held by him to KoKo UK with the result that OCHL would become an indirect, wholly-owned subsidiary of the Company. There is no assurance that Mr. Bengough will obtain such satisfactory tax clearances and will close on the exchange agreement to transfer his shares of OCHL to KoKo UK, or that he will enter into an agreement to become the full-time Chief Executive Officer of the Company on a non-interim basis. If Mr. Bengough fails to close on the exchange agreement to transfer his shares of OCHL to KoKo UK, then the Company will continue to co-operate OCHL with Mr. Bengough and seek expansion through other means such as acquisition of other live concert or event or media companies, licensing opportunities and hiring skilled personnel in the concert venue, media and night-club operations industries. In such a case, the Company may not be able to fully leverage its strategies or to direct the expansion of the KOKO brand or enter into licensing or promotional arrangements, or to exploit the KOKO venue, without the consent of Mr. Bengough.

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Our business is highly sensitive to public tastes and is dependent on our ability to maintain our attractiveness and reputation.

Our business is highly sensitive to rapidly changing public tastes and is dependent on our ability to maintain the attractiveness of our venue and reputation as a place where shows can be successfully promoted and performed.

Our business depends on relationships between key promoters, executives, agents, managers, artists and clients and any adverse changes in these relationships could adversely affect our business, financial condition and results of operations.

The live music business is uniquely dependent upon personal relationships, as executives within live music companies such as ours leverage their existing network of relationships with artists, agents, promoters and managers in order to secure the rights to live music performances and events which are critical to our success. Due to the importance of those industry contacts to our business, the loss of any of OCL’s or our officers or other key personnel could adversely affect our business. We can give no assurance that all or any of these key employees or managers will remain with us or will retain their associations with key business contacts, including musical artists.

Similarly, OCL depends upon the Mint Group for management services including oversight of operational, financial and marketing activities. OCL’s contract with the Mint Group is of one year duration. It is generally renewed each year but there is no assurance that at the end of any given one-year term, it will be renewed. If it were not renewed, OCL would have to hire employees or enter a contract with a different service provider. There is no assurance that OCL would be able to do so successfully or within a time period that would not have a material adverse effect upon our business, financial condition and results of operations.

Another important component of our success is our ability to maintain existing and to build new relationships with third-party distribution channels, advertisers, sponsors and service providers. Any adverse change in these relationships including the inability of these parties to fulfill their obligations to our businesses for any reason, would adversely affect our business, financial condition and results of operations.

We face intense competition in the live music industry, and we may not be able to maintain or increase our current revenue, which could adversely affect our business, financial condition and results of operations.

Our business is in a highly competitive industry, and we may not be able to maintain or increase our current revenue due to such competition. The live music industry competes with other forms of entertainment for consumers’ discretionary spending and within this industry we compete with other venues to book artists, and, in the markets in which we promote music concerts; we face competition from other promoters and venue operators. Our competitors compete with us for key employees who have relationships with popular music artists and that have a history of being able to book such artists for concerts and tours. These competitors may engage in more extensive development efforts, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential artists. Our competitors may develop services, advertising options or music venues that are equal or superior to those we provide or that achieve greater market acceptance and brand recognition than we achieve. It is possible that new competitors may emerge and rapidly acquire significant market share.

Other variables that could adversely affect our financial performance by, among other things, leading to decreases in overall revenue, the number of sponsors, event attendance, ticket prices and fees or profit margins include:

•	unfavorable fluctuations in operating costs which we may be unwilling or unable to pass through to our customers;
•	competitors’ offerings that may include more favorable terms than we offer in order to obtain agreements for new venues or ticketing arrangements or to obtain events for the venues they operate;
•	technological changes and innovations that we are unable to adopt or are late in adopting that offer more attractive entertainment alternatives than we or other live entertainment providers currently offer, which may lead to a reduction in attendance at live events;
•	other entertainment options available to our audiences that we do not offer;
•	general economic conditions which could cause our consumers to reduce discretionary spending;
•	unfavorable changes in labor conditions which may require us to spend more to retain and attract key employees; and
•	unfavorable shifts in population and other demographics which may cause us to lose audiences as people migrate to markets where we have a smaller presence, or which may cause sponsors to be unwilling to pay for sponsorship and advertising opportunities if the general population shifts into a less desirable age or geographical demographic from an advertising perspective.

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Our success depends, in significant part, on entertainment and leisure events and factors adversely affecting such events could have a material adverse effect on our business, financial condition and results of operations.

A decline in attendance at or reduction in the number of live entertainment and leisure events may have an adverse effect on our revenue and operating income. In addition, during past economic slowdowns and recessions, many consumers reduced their discretionary spending and advertisers reduced their advertising expenditures. The impact of economic slowdowns on our business is difficult to predict, but they may result in reductions in sponsorship opportunities and our ability to generate revenue. The risks associated with our businesses may become more acute in periods of a slowing economy or recession, which may be accompanied by a decrease in attendance at live entertainment and leisure events.

Our business depends on discretionary consumer and corporate spending. Many factors related to corporate spending and discretionary consumer spending, including economic conditions affecting disposable consumer income such as employment, fuel prices, interest and tax rates and inflation can significantly impact our operating results. Business conditions, as well as various industry conditions, including corporate marketing and promotional spending and interest levels, can also significantly impact our operating results. These factors can affect attendance at our events, premium seat sales, sponsorship, advertising and hospitality spending, concession and merchandise sales, as well as the financial results of sponsors of our venues, events and the industry. Negative factors such as challenging economic conditions, public concerns over terrorism and security incidents, particularly when combined, can impact corporate and consumer spending, and one negative factor can impact our results more than another. There can be no assurance that consumer and corporate spending will not be adversely impacted by current economic conditions, or by any further or future deterioration in economic conditions, thereby possibly impacting our operating results and growth.

OCL currently operates in the London market, but we plan to expand internationally which may expose us to risks not found doing business in the United Kingdom.

OCL currently provides services in the United Kingdom but we expect to expand our presence internationally. We expect to face additional risks in the case of our existing and future international operations, including:

•	political instability, adverse changes in diplomatic relations and unfavorable economic conditions in our current market and in new markets into which we may expand;
•	more restrictive or otherwise unfavorable government regulation of the music and live entertainment industries, which could result in increased compliance costs and/or otherwise restrict the manner in which we provide services and the amount of related fees charged for such services;
•	limitations on the ability of foreign subsidiaries to repatriate profits or otherwise remit earnings;
•	adverse tax consequences;
•	any failure to comply with foreign laws and regulations could subject us to fines and penalties;
•	operating in foreign countries subjects us to risk from currency fluctuations;
•	expropriations of property and risks of renegotiation or modification of existing agreements with governmental authorities;
•	diminished ability to legally enforce our contractual rights in foreign countries;
•	lower levels of internet usage, credit card usage and consumer spending in comparison to those in the United Kingdom; and
•	difficulties in managing operations and adapting to consumer desires due to distance, language and cultural differences, including issues associated with (i) business practices and customs that are common in certain foreign countries but might be prohibited by U.S. or British law and our internal policies and procedures, and (ii) management and operational systems and infrastructures, including internal financial control and reporting systems and functions, staffing and managing of foreign operations, which we might not be able to do effectively, or if so, on a cost-efficient basis.

Until such time that Mr. Bengough has closed on the exchange agreement to transfer all of his shares of OCHL to KoKo UK, and the finalization of the agreement for Mr. Bengough to become the full-time Chief Executive Officer of the Company on a non-interim basis, our ability to expand our international operations into new jurisdictions, or further into existing jurisdictions is limited, and we cannot conduct acquisitions in the short term outside of the ordinary course under the terms of the Variation Agreement. After the installment of Mr. Bengough as Chief Executive Officer on a non-interim basis, we will be able to identify potential acquisition candidates, joint venture or other partners, and enter into arrangements with these parties, as well as have the ability to make continued investments to maintain and grow KOKO’s existing international operations. If Mr. Bengough fails to close on the exchange agreement to transfer his shares of OCHL to KoKo UK, then the Company will need to seek expansion through other means such as acquisition of other live concert or event or media companies, seeking out licensing opportunities and hiring skilled personnel in the concert venue, media and night-club operations industries.

If the revenue generated by international operations is insufficient to offset expenses incurred in connection with the maintenance and growth of these operations, our business, financial condition and results of operations could be materially and adversely affected. In addition, in an effort to make international operations in one or more given jurisdictions profitable over the long term, significant additional investments that are not profitable over the short term could be required over a prolonged period.

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OCL may fail to adequately protect its intellectual property rights or may be accused of infringing upon intellectual property rights of third parties.

OCL may fail to adequately protect its intellectual property rights or may be accused of infringing upon intellectual property rights of third parties. We regard our and OCL’s intellectual property rights, including service marks, trademarks, domain names, copyrights, trade secrets and other intellectual property (as applicable) as critical to our success.

OCL relies on a combination of laws and contractual restrictions with employees, customers, suppliers, affiliates and others to establish and protect these proprietary rights. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use trade secrets, trademarks, service marks, domain names, or copyrighted intellectual property without authorization which, if discovered, might require legal action to correct. In addition, third parties may independently and lawfully develop substantially similar intellectual properties.

OCL has generally registered and continues to apply to register, or secure by contract when appropriate, our trademarks and service marks as they are developed and used. OCL considers the protection of its trademarks and service marks to be important for purposes of brand maintenance and reputation. While OCL vigorously protects its trademarks, service marks and domain names, effective trademark protection may not be available or may not be sought in every country in which OCL may operate, and contractual disputes may affect the use of marks governed by private contract. As we expand internationally, we may become aware of third parties in other jurisdictions that already own prior rights to the KOKO trademark. Depending on the circumstances, we may deem it appropriate, for instance, to acquire a license or a consent from any such prior mark owners, or we may determine to operate under a different mark in that jurisdiction. Also, OCL has generally also registered and continues to reserve and register domain names as we deem appropriate. Not every variation of a domain name may be available, however, or OCL may determine not to register it, even if available. Our or OCL’s failure to protect our intellectual property rights in a meaningful manner or challenges to related contractual rights could result in erosion of brand names and limit our ability to control marketing on or through the internet using our various domain names or otherwise, which could adversely affect our business, financial condition and results of operations.

In addition, litigation may be necessary in the future to enforce our intellectual property rights, protect trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business, financial condition and results of operations.

Exchange rates may cause fluctuations in our results of operations that are not related to our operations.

Because we own, through OCL, assets overseas and derive revenue from our international operations, we may incur currency translation losses or gains due to changes in the values of foreign currencies relative to the United States Dollar. We cannot predict the effect of exchange rate fluctuations upon future operating results.

There is the risk of personal injuries and accidents in connection with OCL’s live music events, which could subject us or OCL to personal injury or other claims and increase our expenses, as well as reduce attendance at OCL’s live music events, causing a decrease in our revenue.

There are inherent risks involved with producing live music events. As a result, personal injuries and accidents have, and may, occur from time to time, which could subject us to claims and liabilities for personal injuries. Incidents in connection with OCL’s live music events at any of our venues could also result in claims, reducing operating income or reducing attendance at our events, which could cause a decrease in our revenue. While we maintain insurance policies that provide coverage within limits that are sufficient, in management’s judgment, to protect us from material financial loss for personal injuries sustained by persons at OCL’s venues or events or accidents in the ordinary course of business, there can be no assurance that such insurance will be adequate at all times and in all circumstances.

Activities or conduct, such as illegal drug use, at OCL’s properties or the events OCL produces may expose OCL to liability, cause OCL to lose business licenses or government approvals, result in the cancellation of all or a part of an event or result in adverse publicity.

OCL is subject to risks associated with activities or conduct, such as drug use at our events or venue that are illegal or violate the terms of our OCL’s business licenses. Illegal activities or conduct at any of our events or venue may result in negative publicity, adverse consequences (including illness, injury or death) to the persons engaged in the illegal activity or others, and litigation against us. OCL has developed policies and procedures aimed at ensuring that the operation of each event is conducted in conformance with local, state and federal laws. Additionally, OCL has a ‘‘no tolerance’’ policy on illegal drug use in or around its facilities, and OCL continually monitors the actions of entertainers, fans and our employees to ensure that proper behavioral standards are met. However, such policies, no matter how well designed and enforced, cannot provide absolute assurance that the policies’ objectives are achieved. Because of the inherent limitations in all control systems and policies, there can be no assurance that our policies will prevent deliberate acts by persons attempting to violate or circumvent them. The consequences of these acts may increase our costs, result in the loss or termination of the lease for OCL’s venue by the property owner, result in our inability to get the necessary permits and locations for our events, or lead to the cancellation of all or part of an event. These consequences may also make it more difficult for OCL to obtain or retain sponsorships, lower consumer demand for OCL’s events, subject OCL to liability claims, divert management’s attention from OCL’s business and make an investment in our securities unattractive to current and potential investors. These outcomes could have the effect of lowering our revenue, profitability and/or our stock price.

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Costs associated with, and our ability to obtain, adequate insurance could adversely affect our profitability and financial condition.

Heightened concerns and challenges regarding property, casualty, liability, business interruption and other insurance coverage have resulted from terrorist and related security incidents along with varying weather-related conditions and incidents. As a result, OCL may experience increased difficulty obtaining high policy limits of coverage at reasonable rates, including coverage for acts of terrorism and weather-related property damage. OCL has a material investment in property and equipment at its existing venue and may have material investments at future venues, which are located in or near major cities and which hold events typically attended by a large number of fans.

These operational, geographical and situational factors, among others, may result in significant increases in insurance premium costs and difficulties obtaining sufficiently high policy limits with deductibles that we believe to be reasonable. OCL cannot assure that future increases in insurance costs and difficulties obtaining high policy limits will not adversely impact its profitability, thereby possibly impacting our operating results and growth.

We cannot guarantee that our insurance policy coverage limits, including insurance coverage for property, casualty, liability and business interruption losses and acts of terrorism, would be adequate under the circumstances should one or multiple events occur at or near any of our venues, or that our insurers would have adequate financial resources to sufficiently or fully pay our related claims or damages. We cannot guarantee that adequate coverage limits will be available, offered at reasonable rates, or offered by insurers with sufficient financial soundness. The occurrence of such an incident or incidents affecting our existing venue or any one or more of our future venues could have a material adverse effect on our financial position and future results of operations if asset damage and/or company liability were to exceed insurance coverage limits or if an insurer were unable to sufficiently or fully pay our related claims or damages.

Costs associated with capital improvements could adversely affect our profitability and liquidity.

Growth or maintenance of OCL’s existing revenue depends in part on consistent investment in its venue. Therefore, OCL expects to continue to make substantial capital improvements to meet long-term increasing demand, value and revenue. OCL frequently may have a number of significant capital projects underway. Numerous factors, many of which are beyond OCL’s control, may influence the ultimate costs and timing of various capital improvements, including:

•	availability of financing on favorable terms;
•	advances in technology and related changes in customer expectations;
•	unforeseen changes in design;
•	increases in the cost of materials, equipment and labor;
•	fluctuations in foreign exchange rates;
•	litigation, accidents or natural disasters;
•	national or regional economic changes; and
•	additional venue acquisition costs.

The amount of capital expenditures can vary significantly from year to year. In addition, actual costs could vary materially from our estimates if the factors listed above and our assumptions about the quality of materials, equipment or workmanship required or the cost of financing such expenditures were to change. Construction is also subject to governmental permitting processes which, if changed, could materially affect the ultimate cost.

OCL is subject to extensive governmental regulation, and our failure to comply with these regulations could adversely affect our business, financial condition and results of operations.

OCL’s operations are subject to national statutes, rules, regulations, policies and procedures, both domestically and internationally, which are subject to change at any time, governing matters such as:

•	construction, renovation and operation of our venues;
•	licensing and planning laws, including those relating to noise, security and playing copyrighted music and sound recordings;
•	human health, safety and sanitation requirements;
•	the service of food and alcoholic beverages;
•	working conditions, labor, minimum wage and hour, immigration and employment laws;
•	compliance with the DDA, DDR and regarding any operations in the US, the ADA;
•	listed building regulation;
•	compliance with United States FCPA, the United Kingdom’s Bribery Act 2010 and similar regulations in other countries;
•	advertising regulation;
•	hazardous and non-hazardous waste and other environmental protection laws;
•	sales and other taxes and withholding of taxes;

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•	privacy laws and protection of personally identifiable information;
•	marketing activities via post, telephone, text and online; and
•	the timely filing of corporate documentation with the Company Registrar (including in relation to financial accounts).

OCL’s failure to comply with these laws and regulations could result in fines and/or proceedings against us by governmental agencies and/or consumers, which if material, could adversely affect our business, financial condition and results of operations. While OCL attempts to conduct its business and operations in a manner that it believes to be in compliance with such laws and regulations, there can be no assurance that a law or regulation will not be interpreted or enforced in a manner contrary to OCL’s current understanding of the law or regulation. In addition, the promulgation of new laws, rules and regulations could restrict or unfavorably impact our business, which could decrease demand for services, reduce revenue, increase costs and/or subject us to additional liabilities.

Unfavorable outcomes in legal proceedings may adversely affect our business and operating results.

Our results may be affected by the outcome of any future litigation. Unfavorable rulings in future legal proceedings may have a negative impact on us that may be greater or smaller depending on the nature of the rulings. In addition, from time to time in the future we may be subject to various claims, investigations, legal and administrative cases and proceedings (whether civil or criminal) or lawsuits by governmental agencies or private parties, as further described in the immediately preceding risk factor. If the results of these investigations, proceedings or suits are unfavorable to us or if we are unable to successfully defend against third-party lawsuits, we may be required to pay monetary damages or may be subject to fines, penalties, injunctions or other censure that could have a material adverse effect on our business, financial condition and operating results. Even if we adequately address the issues raised by an investigation or proceeding or successfully defend a third-party lawsuit or counterclaim, we may have to devote significant financial and management resources to address these issues, which could harm our business, financial condition and operating results.

Our primary strategy for growth is dependent upon our ability to lease, acquire and develop live music venues, and if we are unable to do so on acceptable terms, or at all, our results of operations could be adversely affected.

The growth strategy for our business requires access to venues to generate increasing revenue from live music events. If Mr. Bengough fails to close on the exchange agreement to transfer his shares of OCHL to KoKo UK, then the Company may incur difficulties expanding its access to venues and its control over KOKO will be limited to matters on which it can obtain Mr. Bengough’s consent. OCL currently uses a venue that it can operate pursuant to a long-term lease with a third party. Our long-term success in the live music business will depend in part on the availability of new venues and our ability to lease these venues, as well as the closing of the exchange agreement with Mr. Bengough to acquire the remaining 50% of the shares of OCHL. Without a successful closing of this transaction, or as the Company looks to expand following such closing. we may be unable to enter into agreements for new venues on acceptable terms or at all. Our ability to obtain new agreements on favorable terms depends on a number of other factors, many of which are also beyond our control, such as national and local business conditions and competition from other promoters. If the terms of any new agreement with a new venue are unacceptable or incompatible with our existing operations, we may decide to forego these opportunities.

We may continue to expand our operations through the development of live music venues and the expansion of existing live music venues, which poses a number of risks, including:

•	construction of live music venues may result in cost overruns, delays or unanticipated expenses;
•	desirable sites for live music venues may be unavailable or costly; and
•	the attractiveness of our venue locations may deteriorate over time.

Additionally, the market potential of live music venue sites cannot be precisely determined, and our live music venues may face competition in markets from unexpected sources. Newly constructed live music venues may not perform up to our expectations. We face significant competition for potential live music venue locations and for opportunities to acquire existing live music venues. Because of this competition, we may be unable to add to or maintain the number of our live music venues on terms we consider acceptable.

Our revenue depends in part on the promotional success of our marketing campaigns, and there can be no assurance that such advertising, promotional and other marketing campaigns will be successful or will generate revenue or profits.

Such marketing activities include, among others, promotion of events and ticket sales, premium seat sales, hospitality and other services for our events and venues and advertising associated with our distribution of related merchandise and apparel. There can be no assurance that these marketing or advertising efforts will be successful or will generate revenue or profits.

We are vulnerable to the potential difficulties associated with rapid growth.

We believe that our future success depends on our ability to manage the rapid growth that we expect to achieve organically and through acquisitions and the demands and additional responsibilities that our growth will place on our management.

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The following factors could present us with difficulties in managing our growth:

•	a lack of sufficient executive-level personnel;
•	the inability to successfully develop, expand and monetize our digital music, video and other content offerings;
•	an increased administrative burden on our employees;
•	the inability to attract, train, manage and retain the qualified personnel necessary to manage and operate a greater number of venues, events and other business activities; and
•	the inability to integrate acquired businesses.

If we fail to address these and other challenges associated with our anticipated growth, our growth itself may fail to materialize, we may grow without achieving profitability, we may have difficulty with our internal controls and procedures and the quality of our events and other offerings may decline, among other things. Any of these could harm our business and financial results.

OCL may be adversely affected by the occurrence of extraordinary events, such as terrorist attacks.

The occurrence and threat of extraordinary events, such as terrorist attacks, intentional or unintentional mass-casualty incidents, natural disasters or similar events, may substantially decrease the use of and demand for our services and the attendance at live music events, which may decrease OCL’s revenue or expose it to substantial liability. The terrorism and security incidents in the past, military actions in foreign locations and periodic elevated terrorism alerts have raised numerous challenging operating factors, including public concerns regarding air travel, military actions and additional national or local catastrophic incidents, causing a nationwide disruption of commercial and leisure activities.

Following past terrorism actions, some artists refused to travel or book tours, which adversely affected our business. The occurrence or threat of future terrorist attacks, military actions by the United States or others, contagious disease outbreaks, natural disasters such as earthquakes and severe floods or similar events cannot be predicted, and their occurrence can be expected to negatively affect the economies of the United States, the United Kingdom and other foreign countries where we may do business in the future.

To service OCL’s lease obligations and to fund potential acquisitions and capital expenditures, OCL will require a significant amount of cash, which depends on many factors beyond our control.

OCL’s ability to service its lease obligations and to fund potential acquisitions and capital expenditures will require a significant amount of cash, which depends on many factors beyond our control. This is, to an extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you that OCL’s business will generate sufficient cash flow or that future borrowings will be available to OCL in an amount sufficient to enable OCL to pay its lease obligations or to fund its other liquidity needs. If OCL’s future cash flow from operations and other capital resources are insufficient to pay its obligations as they occur or to fund its liquidity needs, it may be forced to reduce or delay business activities and capital expenditures, sell assets or obtain additional equity capital.

These measures might also be unsuccessful or inadequate in permitting OCL to meet scheduled lease obligations. It may be unable to restructure or refinance its obligations and obtain debt or equity financing or sell assets on satisfactory terms or at all. Capital markets have been volatile in the recent past; a downturn could negatively impact our ability to access capital should the need arise. As a result, the inability to meet OCL’s lease obligations could cause it to default on those obligations. Any such defaults could materially harm our financial condition and liquidity.

Risks Relating to Our Common Stock

We cannot predict the prices at which our common stock may trade.

The market price of our common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

•	our quarterly or annual earnings, or those of other companies in our industry;
•	actual or anticipated fluctuations in our operating results due to the seasonality of our business and other factors related to our business;
•	our loss of or inability to obtain significant popular artists;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	announcements by us or our competitors of significant contracts, acquisitions or divestitures;
•	the publication by securities analysts of financial estimates or reports about our business;
•	changes by securities analysts of earnings estimates or reports, or our inability to meet those estimates or achieve any goals described in those reports;

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•	the disclosure of facts about our business that may differ from those assumed by securities analysts in preparing their estimates or reports about us;
•	media reports, whether accurate or inaccurate;
•	the operating and stock price performance of other comparable companies;
•	overall market fluctuations; and
•	general economic conditions.

In particular, the realization of any of the risks described in these Risk Factors could have a significant and adverse impact on the market price of our common stock.

In addition, in the past, some companies that have had volatile market prices for their securities have been subject to securities class action suits filed against them. If a suit were to be filed against us, regardless of the outcome, it could result in substantial legal costs and a diversion of our management’s attention and resources. This could have a material adverse effect on our business, results of operations and financial condition.

We have no plans to pay dividends on our common stock, which could affect its market price.

We currently intend to retain any future earnings to finance the growth, development and expansion of our business and/or to repay existing indebtedness. Accordingly, we do not intend to declare or pay any dividends on our common stock for the foreseeable future. The declaration, payment and amount of future dividends, if any, will be at the sole discretion of the board of directors after taking into account various factors, including our financial condition, results of operations, cash flow from operations, current and anticipated capital requirements and expansion plans, the income tax laws then in effect and the requirements of Nevada law. Accordingly, holders of common stock will not receive cash payments on their investment and the market price may be adversely affected.

Future sales or other issuances of our common stock could adversely affect its market price.

We have a large number of shares of common stock outstanding and available for resale beginning at various points in time in the future. Sales of a substantial number of shares of our common stock in the public market, or the possibility that these sales may occur, could cause the market price for our common stock to decline. As of the closing of the Merger, there were 38.1 million shares of Loton, Corp. common stock outstanding (including 1.175 million shares of unvested restricted stock awards), and a warrant to purchase 1.125 million shares of common stock at an exercise price of $0.15 per share.

We continually explore acquisition opportunities consistent with our strategy. These acquisitions may involve the payment of cash, the incurrence of debt or the issuance of common stock or other securities. Any such issuance could be at a valuation lower than the trading price of our common stock at the time. The price of our common stock could also be affected by possible sales of our common stock by hedging or arbitrage trading activity that may develop involving our common stock.

Our directors and officers do not have the ability to control or to submit to stockholders for approval matters related to the operations of OCHL, OCL or KOKO.

Pursuant to the OCHL Shareholder Agreement and the Variation Agreement, the Company is restricted from taking actions on behalf of OCHL without the written consent of Mr. Bengough, and Mr. Bengough’s consent is required for most material actions to be taken by OCHL and OCL, so long as the OCHL Shareholder’s Agreement and the Variation Agreement remain in effect. This severely limits the power of the shareholders of the Company to vote to take actions with respect to KOKO’s business. Until the closing of Mr. Bengough’s transfer of all of his shares of OCHL to the Company in exchange for 29,000,000 shares of Company Common Stock, the management of the Company will need to make decisions relating to the operations of KOKO in consultation with Mr. Bengough and subject to the terms of the OCHL Shareholders Agreement and the Variation Agreement.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of the results of operations and financial condition of Obar Camden Holdings Limited and its wholly-owned subsidiary, Obar Camden Limited (collectively, for purposes of this section “OCHL”) for the fiscal years ended March 31, 2013 and 2012 and the nine months ended December 31, 2013 and 2012 should be read in conjunction with the consolidated financial statements of OCHL, and the notes to those consolidated financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as OCHL’s plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Current Report on Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

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For a discussion and analysis of the Company’s financial condition and results of operations prior to the Acquisition, please refer to the information set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the related financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2013 filed with the SEC on July 29, 2013 and in the Company’s Quarterly Report on Form 10-Q for the quarters ended July 31, 2013, October 31, 2013 and January 31, 2014 filed with the SEC on September 16, 2013, December 16, 2013 and March 12, 2014, which information and financial statements are incorporated herein by reference.

Overview

OCHL’s principal business is the operation of a live music venue and nightclub known as KOKO located in Camden, London. OCHL provides live shows, club nights, corporate and other events. The venue has been used to record live performances which have been broadcast to an international audience.

The KOKO venue began as a Victorian theatre in the early 20th century where Charlie Chaplin regularly performed. It was operated as a cinema from 1913 to 1940. After being closed for several years it became a BBC Theatre from 1945 to approximately 1965. During most of the 1970’s it was a punk music oriented club known as The Music Machine. In 1982 it became The Camden Palace where appeared such acts as the Eurythmics, the Cure and Madonna. The Camden Palace was closed for refurbishment in 2004. After a significant restoration project it reopened in 2005 as KOKO. OCHL leased the venue from February 2004 until November 2028. Since its opening in 2005, KOKO has become one of London's premier live music venues attracting pop stars, rock legends and world class DJs as well as prestigious corporate events.

The KOKO venue employs state-of-the-art multimedia and outstanding production facilities, allowing for a diverse range of uses – from small cabaret performances to hosting international awards, from intimate musical performances to world-acclaimed rock concerts and from banquets and seminars to TV production. As a result, KOKO can be operating for many more nights per annum than most other clubs.

KOKO is the only central London music venue with a capacity as large as 1,400. Each year KOKO delivers approximately 238 live events including concerts, club nights and corporate events with aggregate admissions of approximately 300,000.

Significant and Critical Accounting Policies and Practices

The management of OCHL is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of OCHL’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. OCHL’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation – Unaudited Interim Financial Information

OCHL’s unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) applicable to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Interim results are not necessarily indicative of the results for the full year.  These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements of OCHL for the fiscal year ended March 31, 2013 and notes thereto contained elsewhere in the Company’s Current Report on Form 8-K, of which this is a part.

Fiscal Year End

OCHL elected March 31st as its fiscal year end date upon its formation.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

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Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. OCHL’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. OCHL considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in OCHL’s overall strategy with respect to the manner or use of the acquired assets or changes in OCHL’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in OCHL’s stock price for a sustained period of time; and (vi) regulatory changes. OCHL evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

OCHL’s management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

OCHL’s management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of Consolidation

OCHL applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification ("ASC") to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

OCHL’s consolidated subsidiary and/or entity is as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Obar Camden Limited	The United Kingdom	November 13, 2003	100%

The consolidated financial statements include all accounts of OCHL and the consolidated subsidiaries and/or entities as of reporting period ending date(s) and for the reporting period(s) then ended.

All inter-company balances and transactions have been eliminated.

Fair Value of Financial Instruments

OCHL follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

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Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of OCHL’s financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, deferred taxes, accounts payable, income tax payable, payroll liabilities, accrued expenses and other current liabilities, and deferred rent approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

OCHL’s non-financial assets include inventories. OCHL identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. OCHL provides lower of cost or market reserves for such identified excess and slow-moving inventories. OCHL establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

OCHL has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. OCHL’s long-lived assets, which include property and equipment, and intangible assets other than goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

OCHL assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

OCHL considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in OCHL’s overall strategy with respect to the manner or use of the acquired assets or changes in OCHL’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in OCHL’s stock price for a sustained period of time if OCHL's stock was publicly listed; and (vi) regulatory changes. OCHL evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations.

Cash Equivalents

OCHL considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. OCHL follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. OCHL performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay.

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Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. OCHL has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is OCHL’s best estimate of the amount of probable credit losses in OCHL’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.

There was no allowance for doubtful accounts at December 31, 2013 or March 31, 2013.

There was no bad debt expense for the reporting period ended December 31, 2013 or 2012.

OCHL does not have any off-balance-sheet credit exposure to its customers at December 31, 2013 or March 31, 2013.

Inventories

Inventory Valuation

OCHL values inventories, consisting of consumables and purchased merchandise for resale, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method. OCHL reduces inventories for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) current sales data, (ii) estimates of future demand, (iii) competitive pricing pressures, and (iv) product expiration dates.

Inventory Obsolescence and Markdowns

OCHL evaluates its current level of inventories considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the statements of income as a component of cost of sales pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventories to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

OCL normally carries four (4) weeks’ worth of pre-packaged and fresh food, soft drinks and liquor supplies and replenishes them when the number of individual items falls below the reorder point.

Lower of Cost or Market Adjustments

There was no lower of cost or market adjustments for the reporting period ended December 31, 2013 or 2012.

Slow-Moving or Obsolescence Markdowns

OCHL recorded no inventory obsolescence adjustments for the reporting period ended December 31, 2013 or 2012.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives. Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Leasehold improvements

Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

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Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB Accounting Standards Codification (“Paragraph 840-10-25-1”). Pursuant to Paragraph 840-10-25-1 A lessee and a lessor shall consider whether a lease meets any of the following four criteria as part of classifying the lease at its inception under the guidance in the Lessees Subsection of this Section (for the lessee) and the Lessors Subsection of this Section (for the lessor): a. Transfer of ownership. The lease transfers ownership of the property to the lessee by the end of the lease term. This criterion is met in situations in which the lease agreement provides for the transfer of title at or shortly after the end of the lease term in exchange for the payment of a nominal fee, for example, the minimum required by statutory regulation to transfer title. b. Bargain purchase option. The lease contains a bargain purchase option. c. Lease term. The lease term is equal to 75 percent or more of the estimated economic life of the leased property. d. Minimum lease payments. The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor. In accordance with paragraphs 840-10-25-29 and 840-10-25-30, if at its inception a lease meets any of the four lease classification criteria in Paragraph 840-10-25-1, the lease shall be classified by the lessee as a capital lease; and if none of the four criteria in Paragraph 840-10-25-1 are met, the lease shall be classified by the lessee as an operating lease. Pursuant to Paragraph 840-10-25-31 a lessee shall compute the present value of the minimum lease payments using the lessee's incremental borrowing rate unless both of the following conditions are met, in which circumstance the lessee shall use the implicit rate: a. It is practicable for the lessee to learn the implicit rate computed by the lessor. b. The implicit rate computed by the lessor is less than the lessee's incremental borrowing rate. Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for tangible fixed assets. Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Operating leases primarily relate to OCHL’s leases of nightclub and concert performance venue spaces. When the terms of an operating lease include tenant improvement allowances, periods of free rent, rent concessions, and/or rent escalation amounts, OCHL establishes a deferred rent liability for the difference between the scheduled rent payment and the straight-line rent expense recognized, which is amortized over the underlying lease term on a straight-line basis as a reduction of rent expense.

Intangible Assets Other Than Goodwill

OCHL has adopted Subtopic 350-30 of the FASB Accounting Standards Codification for intangible assets other than goodwill. Under the requirements, OCHL amortizes the acquisition costs of intangible assets other than goodwill on a straight-line basis over their estimated useful lives, the terms of the exclusive licenses and/or agreements, or the terms of legal lives of the patents, whichever is shorter. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Website Development Costs

OCHL has adopted Subtopic 350-50 of the FASB Accounting Standards Codification for website development costs. Under the requirements of Sections 350-50-15 and 350-50-25, OCHL capitalizes costs incurred to develop a website as website development costs, which are amortized on a straight-line basis over the estimated useful lives of three (3) years. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Related Parties

OCHL follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of OCHL; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of OCHL; e. management of OCHL; f. other parties with which OCHL may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

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Commitment and Contingencies

OCHL follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to OCHL but which will only be resolved when one or more future events occur or fail to occur. OCHL assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against OCHL or unasserted claims that may result in such proceedings, OCHL evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in OCHL’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on OCHL’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect OCHL’s business, financial position, and results of operations or cash flows.

Revenue Recognition

OCHL follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. OCHL will recognize revenue when it is realized or realizable and earned. OCHL considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. In addition to the aforementioned general policy, the following are the specific revenue recognition policies:

Revenue from ticket sales from events and concerts is recognized when the performance occurs. Ticket sales collected in advance of an event date are recorded as deferred revenue.

OCHL evaluates the criteria outlined in Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Subtopic 605-45, "Revenue Recognition—Principal Agent Considerations," in determining whether it is appropriate to record the gross amount of revenues and related costs or the net revenues. Under the guidance of ASC Subtopic 605-45, if OCHL is the primary obligor to perform the services being sold, has general inventory risk as it pertains to recruiting and compensating the talent, has the ability to control the ticket pricing, has discretion in selecting the talent, is involved in the production of the event, generally bears the majority of the credit or collection risk, or has several but not all of these indicators, revenue is recorded gross. If OCHL does not have several of these indicators, it records revenues or losses on a net basis.

In accordance with the guidance Subtopic 605-45, for the majority of OCHL’s events, OCHL has several of the above indicators and therefore it recognizes revenue gross as a principal. Additionally, OCHL charges for and collects ticketing and credit card processing surcharges and records the amounts in revenue on a gross basis. Actual expenses paid to the ticket service provider and credit card merchant processors are reflected in expenses.

Net sales of products and services represent the invoiced value of goods or services, net of value added taxes (“VAT”). OCHL is subject to VAT which is levied on all of OCHL’s products and services at the rate of 20% on the invoiced value of sales. Sales or Output VAT is borne by customers in addition to the invoiced value of sales and purchases and Purchase or Input VAT is borne by the Company in addition to the invoiced value of purchases.

Income Tax Provision

OCHL accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

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OCHL adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. OCHL periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, OCHL operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

OCHL did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting period ended December 31, 2013 or 2012.

Foreign Currency Translation

OCHL follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements of the foreign subsidiary from the functional currency, generally the local currency, into U.S. Dollars.  Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency of a foreign entity (including of a foreign entity in a highly inflationary economy), re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The functional currency of each foreign subsidiary is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency, but any dependency upon the parent and the nature of the subsidiary’s operations must also be considered.  If a subsidiary’s functional currency is deemed to be the local currency, then any gain or loss associated with the translation of that subsidiary’s financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the consolidated statements of income and comprehensive income (loss). If OCHL disposes of foreign subsidiaries, then any cumulative translation gains or losses would be recorded into the consolidated statements of income and comprehensive income (loss).  If OCHL determines that there has been a change in the functional currency of a subsidiary to the U.S. Dollar, any translation gains or losses arising after the date of change would be included within the statement of income and comprehensive income (loss).

Based on an assessment of the factors discussed above, the management of OCHL determined the relevant subsidiary’s local currencies to be their respective functional currencies.

The financial records of OCHL’s UK operating subsidiary are maintained in their local currency, the British Pound (“GBP”), which is the functional currency.  Assets and liabilities are translated from the local currency into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date.  Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the consolidated financial statements.  Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the consolidated statement of stockholders’ equity.

Unless otherwise noted, the rate presented below per U.S. $1.00 was the midpoint of the interbank rate as quoted by OANDA Corporation (www.oanda.com) contained in its consolidated financial statements.  Management believes that the difference between GBP vs. U.S. dollar exchange rate quoted by the Bank of England and GBP vs. U.S. dollar exchange rate reported by OANDA Corporation were immaterial.  Translations do not imply that the GBP amounts actually represent, or have been or could be converted into, equivalent amounts in U.S. dollars.  Translation of amounts from GBP into U.S. dollars has been made at the following exchange rates for the respective periods:

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	December 31, 2013	March 31, 2013	December 31, 2012	March 31, 2012

Balance sheets	0.6064	0.6580	0.6188	0.6254

Statements of operations and comprehensive income (loss)	0.6381	0.6329	0.6292

Cash Flows Reporting

OCHL adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  OCHL reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

OCHL follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. OCHL will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, OCHL as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In January 2013, the FASB issued ASU No. 2013-01, "Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities". This ASU clarifies that the scope of ASU No. 2011-11, "Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities." applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in FASB Accounting Standards Codification or subject to a master netting arrangement or similar agreement. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013.

In February 2013, the FASB issued ASU No. 2013-02, "Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income." The ASU adds new disclosure requirements for items reclassified out of accumulated other comprehensive income by component and their corresponding effect on net income. The ASU is effective for public entities for fiscal years beginning after December 15, 2013.

In February 2013, the Financial Accounting Standards Board, or FASB, issued ASU No. 2013-04, "Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for which the Total Amount of the Obligation Is Fixed at the Reporting Date." This ASU addresses the recognition, measurement, and disclosure of certain obligations resulting from joint and several arrangements including debt arrangements, other contractual obligations, and settled litigation and judicial rulings. The ASU is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU No. 2013-05, "Foreign Currency Matters (Topic 830): Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity." This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The guidance outlines the events when cumulative translation adjustments should be released into net income and is intended by FASB to eliminate some disparity in current accounting practice. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks). The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted.

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OCHL’s management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Results of Operations for the Twelve-month Period Ended March 31, 2013 vs. 2012

Net Sales

OCHL’s net sales decreased by $215,840, or 3.2%, to $6,258,657 for the fiscal year ended March 31, 2013, from $6,744,497 in the prior year. The decrease in net sales reflects a reduction in the number of events in the year to 217 compared to 248 in the prior year and the effect of fluctuation in the average rates of exchange used in translating U.K. sales to their U.S. dollar equivalent. The decrease was partially offset by higher average revenue per event.

Cost of Sales

Cost of sales decreased by $109,293, or 10.6%, compared with the corresponding period of the previous year. The decrease in cost of sales reflects the reduction in the number of events and the effect of fluctuation in the average rates of exchange used in translating U.K. costs to their U.S. dollar equivalent. The decrease was partially offset by an increase in liquor sales margins.

Gross Margin

Gross margin decreased by $106,547, or 1.9%, to $5,609,270 (85.9% of net sales) for the fiscal year ended March 31, 2013, from $5,715,817 (84.7% of net sales) in the prior year due primarily to the decrease in net sales above. The increase in gross margin percentage to 85.9% from 84.7% of net sales is principally due to an increase in liquor sales margins.

Operating Expenses

Operating expenses decreased by $200,354, or 4.0%, to $4,868,393 for the fiscal year ended March 31, 2013, from $5,068,717 in the prior year. The decrease in operating expenses was due mainly to: (i) lower management fees associated with a one-time bonus recharged in the prior year; (ii) lower salaries and wages resulting from a reduction in the number of events and improved management and (iii) the effect of fluctuation in the average rates of exchange used in translating U.K. expenses to their U.S. dollar equivalent. The decrease was partially offset by an increase in repairs and painting to the façade of the building and general and administrative expenses due primarily to an increase in depreciation expense.

Other (Income) Expense

Other (income) expense increased by $62,958 for the fiscal year ended March 31, 2013 which reflects professional fees incurred in connection with the merger of Obar Camden Ltd into Obar Camden Holdings Limited.

Income Tax Provision

The income tax provision increased by $8,856, or 5.1%, to $183,843 for the fiscal year ended March 31, 2013, from $174,987 in the prior year primarily as a result of the increase in pretax income.

Results of Operations for the Nine-month Period Ended December 31, 2013 vs. 2012

Net Sales

OCHL’s net sales increased by $150,391, or 3.0%, to $5,099,857 for the nine months ended December 31, 2013, from $4,949,466 in the prior year. The increase in net sales primarily reflects additional live events and higher average revenues for Saturday night and corporate events during the nine months ended December 31, 2013 compared to the same period in the previous year. Partially offsetting the increase in net sales was the effect of fluctuation in the average rates of exchange used in translating U.K. sales to their U.S. dollar equivalent as underlying net sales increased 4.5%.

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Cost of Sales

Cost of sales increased by $81,670, or 11.8%, compared with the corresponding period of the previous year. The increase in cost of sales primarily reflects a change in sales mix to a higher proportion of drink sales associated with more live music events. Partially offsetting the increase in cost of sales was the effect of fluctuation in the average rates of exchange used in translating U.K. costs to their U.S. dollar equivalent as underlying cost of sales increased 13.4%.

Gross Margin

Gross margin increased by $68,721, or 1.6%, to $4,327,575 (84.9% of net sales) for the nine months ended December 31, 2013, from $4,258,854 (86.0% of net sales) in the prior year due primarily to the additional live events and higher average revenues for Saturday night and corporate events. Partially offsetting the increase in gross margin was the higher cost of sales as noted above and the effect of fluctuation in the average rates of exchange used in translating U.K. sales and cost of sales to their U.S. dollar equivalent as underlying gross margins increased 3.1%.

Operating Expenses

Operating expenses increased by $784,972, or 24.1%, to $4,036,717 for the nine months ended December 31, 2013, from $3,251,745 in the prior year. The increase in operating expenses was due mainly to management fees charged during the nine months ended December 31, 2013, which were not recorded until the fourth quarter in the prior year and higher general and administrative expenses. Partially offsetting the increase in operating expenses was the effect of fluctuation in the average rates of exchange used in translating U.K. expenses to their U.S. dollar equivalent.

Other (Income) Expense

Other (income) expense decreased by $61,699 for the nine months ended December 31, 2013 which reflects professional fees incurred in connection with the merger of Obar Camden Ltd into Obar Camden Holdings Limited in the prior year period.

Income Tax Provision

The income tax provision decreased by $180,645, or 72.9%, to $67,068 for the nine months ended December 31, 2013, from $247,713 in the prior year primarily as a result of the higher management fees noted above which resulted in a decrease in pretax income.

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Liquidity and Capital Resources

OCL’s working capital requirements and capital for OCL’s general corporate purposes, including capital expenditures, are funded from operations or from borrowings from OCL’s parent company.

As of December 31, 2013, OCHL had cash on hand of $407,178 and positive working capital of $411,032. We believe that its existing funds, cash generated from operations, and existing sources of and access to financing are adequate to satisfy OCHL and OCL working capital, capital expenditures and debt service requirements for the foreseeable future. However, we cannot assure you that this will be the case, and OCL may be required to obtain alternative or additional financing to maintain and expand our existing operations through an increase in the amount of borrowings from its parent company, obtaining additional financing from other financial institutions or otherwise. The failure by us to obtain such financing, if needed, would have a material adverse effect upon our business, financial condition and results of operations.

Net cash used in operating activities was $40,183 for the nine months ended December 31, 2013 and net cash provided by operating activities was $1,408,885 for the nine months ended December 31, 2012. The decrease is mainly attributable to lower net income of $473,907 and a decrease in accounts payable, income taxes payable, payroll liabilities, and accrued expenses and other current liabilities of $1,011,679.

Cash used in investing activities was $55,363 and $147,655 for the nine months ended December 31, 2013 and 2012, respectively, consisting of the purchase of property, plant and equipment.

Cash used in financing activities was $336,781 and $758,972 for the nine months ended December 31, 2013 and 2012, respectively. Cash used in financing activities reflects advances made to related parties during the nine months ended December 31, 2013 and 2012, respectively.

Capital Expenditures

Capital expenditures are associated with renewal and improvement of existing venues and technology systems, web development, major renovations to existing buildings and technology enhancements. Certain capital expenditures such as major renovations to existing buildings are made to increase net sales and/or improve operating income.

OCHL has no material commitments for capital expenditures at this time.

Off-Balance Sheet Arrangements

OCHL does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on OCHL’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Contractual Obligations

The following table summarizes OCHL’s contractual obligations and the effect these obligations are currently expected to have on its liquidity and cash flow in future periods, over the periods shown, exclusive of interest:

	Payments due by Period
	Less than	One to	Three to	More Than
	One Year	Three Years	Five Years	Five Years	Total
Operating Lease Obligations	$904,250	$1,808,500	$1,808,500	$9,169,464	$13,690,714
Long-Term Debt Obligations	-	-	-	-	-
Capital Lease Obligations	-	-	-	-	-
TOTAL	$904,250	$1,808,500	$1,808,500	$9,169,464	$13,690,714

The above table outlines OCHL’s obligations as of December 31, 2013 and does not reflect any changes in its obligations that have occurred after that date.

PROPERTIES

OCHL utilizes the office space and equipment of its management at no cost for its corporate offices. OCHL’s present business activities are conducted on the property known as Camden Palace Nightclub located at 1 Camden High Street, London NW1, consisting of approximately 28,000 square feet, under a long-term property rental agreement which terminates in November 2028. OCHL currently does not own any real property. OCHL believes its existing property is in good condition and is suitable for the conduct of our business and planned near-term operations.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior to the Merger

The Company has one class of its stock outstanding, its common stock. The following table sets forth certain information as of April 25, 2014, immediately prior to the closing of the Merger Agreement, with respect to the beneficial ownership of our common stock for (i) all persons known to us to be beneficial owners of more than 5% of our outstanding common stock; (ii) each director and executive officer of the Company, and (iii) all of our officers and directors as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

Name and address of beneficial owner	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares(1)

Certain Beneficial Owners and Named Executive Officers

Robert S. Ellin (2)(3)	5,125,000	50.00%

Sandor Capital Master Fund (4)	1,675,000	18.37%

Barry Regenstein (5)	100,000	1.10%

Directors and Director Nominees*

Jay Krigsman (6)	336,784	3.69%

Oliver Bengough	-	-

All officers and directors as a group (4 persons)	5,561,784	52.43%

*Information with respect to our common shares that are owned by Mr. Ellin, who is also a member of our Board, is set forth above in this table under the heading “Certain Beneficial Owners and Named Executive Officers.”

(1)         For the purposes of this table, a person is deemed to have “beneficial ownership” of any shares of capital stock that such person has the right to acquire within 60 days of April 25, 2014 and in accordance with SEC rules are deemed to be issued and outstanding and have been outstanding in calculating the percentage ownership of those individuals. Except as noted in the preceding sentence, all percentages for common stock are calculated based upon a total of 10,245,000 shares outstanding as of April 25, 2014.

(2)         4,000,000 shares of the Company are owned by Trinad Capital Master Fund, Ltd. Robert Ellin is the portfolio manager of Trinad Capital Master Fund, Ltd. and is deemed to have voting and dispositive power over such shares. Trinad Management, LLC owns warrants to purchase 1,125,000 shares of common stock of the Company issuable upon the exercise of a 10 year warrant. The warrant may be exercised in whole or in part at an exercise price of $0.15 per share. Robert Ellin is the managing member of Trinad Management, LLC and is deemed to have voting and dispositive power over such shares. Accordingly, securities owned by these entities may be regarded as being beneficially owned by Mr. Ellin. Mr. Ellin disclaims beneficial ownership in the shares held by Trinad Management and Trinad Capital Master Fund. The address for Mr. Ellin, Trinad Management and Trinad Capital Master Fund is 4751 Wilshire Blvd., 3rd Floor, Los Angeles, CA 90010. See “Certain Relationships and Related Transactions, and Director Independence - Management Agreement.”

(3)         Does not include 231,648 shares held in family trusts as to which Mr. Ellin does not exercise voting dispositive power.

(4)         John Lemak is the principal of Sandor Capital Master Fund, and its address is 2828 Routh St., Ste. 500, Dallas TX 75201.

(5)         Includes 100,000 shares of restricted common stock of the Company, issued to Mr. Regenstein on October 1, 2013 for services as interim Chief Financial Officer of the Company. The shares vest on the first anniversary of the date of the grant and are subject to a one-year restriction on transfer following the vesting date.

(6)         Includes 100,000 shares of restricted common stock of the Company, issued to Mr. Krigsman on January 29, 2013 for services as a director to the Company. The shares vested on the first anniversary of the date of the grant and are subject to a two-year restriction on transfer following the vesting date.

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Security Ownership After the Merger

The following table sets forth certain information as of April 29, 2014, after giving effect to the closing of the Merger Agreement, with respect to the beneficial ownership of our common stock for (i) all persons known to us to be beneficial owners of more than 5% of our outstanding common stock; (ii) each director and executive officer of the Company, and (iii) all of our officers and directors as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

Name and address of beneficial owner	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares(1)

Certain Beneficial Owners and Named Executive Officers

Robert S. Ellin (2)(3)	34,125,000	86.95%

Barry Regenstein (4)	100,000	0.26%

Directors and Director Nominees*

Jay Krigsman (5)	336,784	0.88%

Oliver Bengough	-	-

All officers and directors As a group (4 persons)	34,561,784	88.07%

*Information with respect to our common shares that are owned by Mr. Ellin, who is also a member of our Board, is set forth above in this table under the heading “Named Executive Officers.”

(1)         For the purposes of this table, a person is deemed to have “beneficial ownership” of any shares of capital stock that such person has the right to acquire within 60 days of April 29, 2014 and in accordance with SEC rules are deemed to be issued and outstanding and have been outstanding in calculating the percentage ownership of those individuals. Except as noted in the preceding sentence, all percentages for common stock are calculated based upon a total of 39,245,000 shares outstanding as of April 29, 2014.

(2)         4,000,000 shares of the Company are owned by Trinad Capital Master Fund, Ltd. Robert Ellin is the portfolio manager of Trinad Capital Master Fund, Ltd. and is deemed to have voting and dispositive power over such shares.  Trinad Management, LLC owns warrants to purchase 1,125,000 shares of common stock of the Company issuable upon the exercise of a 10 year warrant.  The warrant may be exercised in whole or in part at an exercise price of $0.15 per share.  Robert Ellin is the managing member of Trinad Management, LLC and is deemed to have voting and dispositive power over such shares.  29,000,000 shares of common stock are owned by JJAT Corp., an entity owned by Mr. Ellin, pursuant to the Merger Agreement, and Mr. Ellin is deemed to have voting and dispositive power over such shares.  Accordingly, securities owned by these entities may be regarded as being beneficially owned by Mr. Ellin.  Mr. Ellin disclaims beneficial ownership in the shares held by Trinad Management, and Trinad Capital Master Fund.  The address for Mr. Ellin, JJAT Corp. Trinad Management and Trinad Capital Master Fund is 4751 Wilshire Blvd., 3rd Floor, Los Angeles, CA 90010.  See “Certain Relationships and Related Transactions, and Director Independence - Management Agreement.”

(3)         Does not include 231,648 shares held in family trusts as to which Mr. Ellin does not exercise voting dispositive power.

(4)         Includes 100,000 shares of restricted common stock of the Company, issued to Mr. Regenstein on October 1, 2013 for services as interim Chief Financial Officer of the Company.  The shares vest on the first anniversary of the date of the grant and are subject to a one-year restriction on transfer following the vesting date.

(5)         Includes 100,000 shares of restricted common stock of the Company, issued to Mr. Krigsman on January 29, 2013 for services as a director to the Company.  The shares vested on the first anniversary of the date of the grant and are subject to a two-year restriction on transfer following the vesting date.

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Changes in Control

Pursuant to the Variation Agreement, Mr. Bengough agreed, subject to Mr. Bengough’s receipt of satisfactory tax clearances and mutually acceptable transaction documents under the tax laws of the United Kingdom, to transfer all shares of OCHL held by him to the Company in exchange for 29,000,000 shares of Company Common Stock, or approximately 42.5% of the shares of the Company outstanding post-exchange with the result that upon closing of that transaction, OCHL would become a wholly-owned subsidiary of our wholly-owned subsidiary, KoKo UK (the “Bengough Transaction”). The Bengough Transaction is expected to occur promptly following the filing of this Current Report on Form 8-K. As a result of the Bengough Transaction, it is likely that Mr. Bengough will be entitled to appoint a director to our Board, and Mr. Bengough would therefore control 50% our Board. Mr. Bengough is also expected to become the full time Chief Executive Officer of the Company following the closing of the Bengough Transaction and the completion of an employment agreement between Mr. Bengough and the Company.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the Company’s current directors and executive officers and director appointee:

Name	Age	Position

Robert S. Ellin	49	Executive Chairman, President & Director

Oliver Bengough	39	Director Appointee

Jay Krigsman	49	Director

Barry I. Regenstein	57	Interim Chief Financial Officer

Robert S. Ellin has served as our Chief Executive Officer and as a director since September 9, 2011. He also served as our Chief Financial Officer from April 26, 2012 until September 30, 2013. Mr. Ellin has more than twenty years of investment and turnaround experience. He is Managing Director and Portfolio Manager of Trinad Capital Master Fund, Ltd. Trinad Capital Master Fund, Ltd. is our principal stockholder and a hedge fund dedicated to investing in micro-cap public companies. Mr. Ellin served as a member of the board of directors from February 2005 to September 2013, and as Executive Chairman from December 2011 to April 2013, of Mandalay Digital Group, Inc. He has also served on the Board of Governors at Cedars-Sinai Hospital in Los Angeles, California since March 2007. Prior to joining Trinad Capital Master Fund, Ltd., Mr. Ellin was the founder and President of Atlantis Equities, Inc. (“Atlantis”), a private investment company. Founded in 1990, Atlantis actively managed an investment portfolio of small capitalization public companies as well as select private company investments. Mr. Ellin played an active role in Atlantis investee companies including board representation, management selection, corporate finance and other advisory services. Through Atlantis and related companies, Mr. Ellin spearheaded investments into THQ, Inc., Grand Toys, Forward Industries, Inc. (FORD), Majesco Entertainment and iWon.com. Mr. Ellin also completed a leveraged buyout of S&S Industries, Inc. where he served as President from 1996 to 1998. The company was the largest manufacturer in the world of underwires which had strong partnerships with leading companies including Bally’s, Maidenform, and Sara Lee. Prior to founding Atlantis Equities, Mr. Ellin worked in Institutional Sales at LF Rothschild and was Manager of Retail Operations at Lombard Securities. Mr. Ellin received his Bachelor of Arts degree from Pace University.

Oliver Bengough has been appointed to our Board of Directors and will become our Interim Chief Executive Officer, effective May 1, 2014. Mr. Bengough has served as CEO and co-founder of the Mint Group since 2000. He co-developed Lunasa on the Kings Road, which was shortlisted by the Evening Standard as one of the top ten bars in London. Under his management, Mint Group has amassed acclaim, notably opening Clapham-based Infernos in July 2001. Eager to service a similarly affluent clientele in neighboring Fulham, Elk Bar was launched in September 2003. Mr. Bengough also created the initial implementation of the Lovebox Festival at Clapham Junction, one of London’s and the UK’s most credible and exciting music festivals. Soon after, he launched KOKO in 2005. In 2009, Mr. Bengough launched Cinemoi, a French film channel with subtitles on Sky and Virgin. The channel went on to launch in 2012 on Direct TV into 20 million homes across the U.S., broadening the concept to the best of film and fashion.

Jay Krigsman has served as our director since April 26, 2012. Mr. Krigsman has been the Executive Vice President and Asset Manager of The Krausz Companies since 1992, where he oversees the company’s property management team and is responsible for developing and implementing strategic leasing programs. Prior to joining The Krausz Companies, Mr. Krigsman had the senior leasing responsibilities for Birtcher Development Co. Mr. Krigsman holds a Certified Commercial Investment Member designation from the CCIM Institute, a Sr. Certified Leasing Specialist designation from the International Council of Shopping Centers and holds a California Real Estate Broker’s License. Mr. Krigsman is currently a director of Lateral Media Inc. Mr. Krigsman received a B.A. in Business Administration from the University of Maryland.

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Barry I. Regenstein has served as our Interim Chief Financial Officer since October 1, 2013. Mr. Regenstein served as Command Security Corporation’s President from January 2006 to March 2013, and as its Executive Vice President and Chief Operating Officer from August 2004 until December 2005, and also as its Chief Financial Officer from October 2004 to January 2013. Mr. Regenstein has over thirty years of experience including twenty-six years in operations and finance of contract services companies. Mr. Regenstein rendered consulting services for Trinad Capital, L.P., a shareholder of the Company, and its affiliates, from February 2004 until August 2004. Prior to that period, Mr. Regenstein served as a Senior Vice President and Chief Financial Officer of GlobeGround North America LLC (formerly Hudson General Corporation), an airport services company from 2001 until 2003. Mr. Regenstein also served as Vice President and Chief Financial Officer of GlobeGround North America LLC from 1997 to 2001 and was employed in various executive capacities with GlobeGround North America LLC since 1982.  Prior to joining Hudson General Corporation, he was with Coopers & Lybrand in Washington, D.C. Mr. Regenstein is a Certified Public Accountant and received a B.S. in Accounting from the University of Maryland and an M.S. in Taxation from Long Island University. Mr. Regenstein has also held board seats in several public companies.

Audit Committee and Audit Committee Financial Expert

We do not currently have an audit committee financial expert, nor do we have an audit committee. Our entire Board of Directors handles the functions that would otherwise be handled by an audit committee. We do not currently have the capital resources to pay director fees to a qualified independent expert who would be willing to serve on our Board of Directors and who would be willing to act as an audit committee financial expert.

Nominating Committee

The Board of Directors has not established a nominating committee due to our early stage of development. Our entire Board of Directors currently operates as our nominating committee. We have not adopted any procedures by which security holders may recommend nominees to our Board of Directors.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions because of the small number of persons involved in the management of the Company.

Board Leadership Structure and Role in Risk Oversight

Due to the small size and early stage of the Company, we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, and the Board of Directors does not currently have a Chairman.

Our Board of Directors is primarily responsible for overseeing our risk management processes.

Compensation Committee Interlocks and Insider Participation

The Company has no compensation committee, and during its last completed fiscal year, its directors and officers participated in deliberations of our Board of Directors regarding officer compensation. During the last completed fiscal year, no executive officer of our Company (i) served as a member of the compensation committee (or other committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Company’s Board of Directors, (ii) served as a director of another entity, one of whose executive officers served on our Company’s Board of Directors, or (iii) served as a member of the compensation committee (or other committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our Company.

EXECUTIVE COMPENSATION

Other than as set forth on the table below, no officer of the Company receives any compensation for the services they render to the Company, has received compensation in the past, and is accruing any compensation pursuant to any agreement with the Company. We currently have no formal written salary arrangement with any of our officers. We have, however, entered into an offer letter with Mr. Bengough, pursuant to which he will be paid $1,333 per month beginning May 1, 2014 on an interim basis until we enter into an employment agreement with him to be our full time Chief Executive Officer on a non-interim basis. Our executive officers may receive a salary or other compensation for services that they provide to the Company in the future, but there are not any current understandings or agreements regarding compensation our management will receive after a business combination. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of the Company’s employees.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the total compensation paid during our fiscal year ended April 30, 2013, and our fiscal year ended April 30, 2012, for our Chief Executive Officer and new executive officers. We have no other executive officers or individuals who are former executive officers of the Company.

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Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock (1) ($)	All Other ($)	Total ($)
Robert S. Ellin (1)	April 30, 2013	—	103,772	—	—	103,772
Chief Executive Officer	April 30, 2012	—	—	—	—	—
Barry I. Regenstein (2)	April 30, 2013	—	—	—	—	—
Interim Chief Financial Officer	April 30, 2012	—	—	—	—	—

(1)	Mr. Ellin has served as our Chief Executive Officer since September 9, 2011. We are currently a party to a Management Agreement, dated September 23, 2011 with Trinad Management, LLC, the manager of Trinad Capital Master Fund, Ltd. which is one of our principal stockholders. Mr. Ellin is the managing director of and portfolio manager for Trinad Management, LLC. Pursuant to the terms of the Management Agreement, Trinad Management, LLC provides certain management services, including, without limitation, relating to the sourcing, structuring and negotiation of a potential business combination involving the Company, for (i) a fee equal to $2,080,000, with $90,000 payable in advance of each consecutive three-month period during the term of the Agreement and with $1,000,000 due at the end of the 3 year term unless the Management Agreement is otherwise terminated earlier in accordance with its terms, and (ii) issuance of a warrant to purchase 1,125,000 shares of the Company’s common stock at an exercise price of $0.15 per share. The warrant may be exercised in whole or in part by Trinad Management, LLC at any time for a period of ten (10) years.
(2)	Mr. Regenstein commenced employment with the Company on October 1, 2013.

Outstanding Equity Awards at April 30, 2013

Our named executive officers held no outstanding options or unvested stock awards as of April 30, 2013.

Director Compensation

The following table presents information regarding compensation paid to our current directors during the fiscal year ended April 30, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Robert Ellin (2)	—	—	—	—	—
Jay Krigsman (3)	—	100,000	—	—	100,000
Andrew Schleimer (4)	—	100,000	—	—	100,000

(1)	The amounts in this column reflect the aggregate grant date fair value of each restricted stock award computed in accordance with FASB ASC Topic 718. The fair value for awards that are expected to vest is then amortized on a straight-line basis over the requisite service period of the award, which is generally the stock vesting term. The amount of expense recognized represents the expense associated with the stock we expect to ultimately vest based upon an estimated rate of forfeitures; this rate of forfeitures is updated as necessary and any adjustments needed to recognize the fair value of stock that actually vest or are forfeited are recorded.
(2)	Mr. Ellin received no compensation for his service as a director.
(3)	On January 29, 2013, Mr. Krigsman received a grant of 100,000 shares of restricted common stock for services as a director of the Company. The shares vested on the first anniversary of the date of the grant and are subject to a two-year restriction on transfer following the vesting date.
(4)	On January 29, 2013, Mr. Schleimer received a grant of 100,000 shares of restricted common stock for services as a director of the Company. The shares were to be vested on the first anniversary of the date of the grant with a two-year restriction on transfer following the vesting date. On August 21, 2013, Mr. Schleimer resigned from the Company’s board of directors. Upon Mr. Schleimer’s resignation, 100,000 shares of the Company’s common stock were forfeited.

Narrative to Director Compensation Table

Non-employee director compensation for a new director is determined on an ad hoc basis by the existing members of the board of directors at the time a director is elected.

Narrative Disclosure of Compensation Policies and Practices as They Relate to the Company’s Risk Management

We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.

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Director Independence

Our Board of Directors has determined that Jay Krigsman would qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). Further, although we do not presently have established separately designated audit, nominating or compensation board committees, Mr. Krigsman would qualify as “independent” under Nasdaq Listing Rules applicable to such board committees. Mssrs. Ellin and Bengough would not qualify as “independent” under Nasdaq Listing Rules applicable to the Board of Directors generally or to separately designated board committees because Mr. Ellin currently serves as our Executive Chairman and President and, effective May 1, 2014, Mr. Bengough will serve as our Interim Chief Executive Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Prior to the closing of the Acquisition, the Company had been provided office space by its principal stockholder, Trinad Capital Master Fund, Ltd. at no cost. The management determined that such cost is nominal and did not recognize rent expense in its financial statements. Robert Ellin, the Company’s Chief Executive Officer, Director and controlling shareholder, is the Managing Director of Trinad Capital Master Fund, Ltd.

Management Agreement

On September 23, 2011, the Company entered into a Management Agreement (the “Management Agreement”) with Trinad Management. Pursuant to the Management Agreement, Trinad Management has agreed to provide management services to the Company for a period of three (3) years, including without limitation the sourcing, structuring and negotiation of a potential business combination transaction involving the Company. Under the Management Agreement, the Company compensates Trinad Management for its services as follows: (i) a fee equal to $2,080,000, with $90,000 payable in advance of each consecutive three-month period during the term of the Agreement and $1,000,000 due at the end of the 3 year term unless the Management Agreement is otherwise terminated earlier in accordance with its terms, and (ii) issuance of a warrant to purchase 1,125,000 shares of the Company’s common stock at an exercise price of $0.15 per share. The warrant may be exercised in whole or in part by Trinad Management at any time for a period of ten (10) years from the date of issuance of the warrant.

Company Promissory Notes

On April 2, 2012, the Company issued a promissory note in the amount of $150,000 to Trinad Capital Master Fund, Ltd. The note originally matured on April 1, 2013, but the maturity date was extended to November 1, 2014 by the parties, pursuant to a Note Extension Agreement dated November 1, 2013. The note is subject to interest at an annual rate of 6%. Robert Ellin, the Company’s Chief Executive Officer, Director and controlling shareholder, is the Managing Director of Trinad Capital Master Fund, Ltd.

On June 21, 2012, the Company issued a promissory note in the amount of $150,000 to Trinad Capital Master Fund, Ltd. The note originally matured on June 20, 2013, but the maturity date was extended to November 1, 2014 by the parties pursuant to a Note Extension Agreement dated November 1, 2013. The Note is subject to interest at an annual rate of 6%. Robert Ellin, the Company’s Chief Executive Officer, Director and controlling shareholder, is the Managing Director of Trinad Capital Master Fund, Ltd.

We entered into a series of promissory notes dated May 13, May 23, June 17, July 2 and July 3, 2013 with Trinad Capital Master Fund, Ltd. to borrow a total of $200,000 from Trinad Capital Master Fund, Ltd. The notes mature on the first anniversary of the date that they were entered into. Robert Ellin the Company’s Chief Executive Officer, Director and controlling shareholder, is the Managing Director of Trinad Capital Master Fund, Ltd.

In connection with the Acquisition, the Company entered into the OCHL Junior Promissory Note with Mr. Bengough dated April 28, 2014, to be repaid $494,749 of transaction expenses, due October 28, 2015 that accrues interest at a rate of 8% per annum. Outstanding interest payable under the OCHL Junior Promissory Note is due on the first anniversary of the note with the balance payable upon maturity of the note. So long as the note is outstanding, OCHL shall not make any distributions or pay any compensation to Mr. Ellin or Mr. Bengough and the net proceeds from any debt and equity financings obtained by OCHL or OCL, as allowed, shall be applied as prepayments under the note and such amounts paid shall be credited against the outstanding principal and interest owed under the note Payments under the OCHL Junior Promissory Note are subordinate to payments under the OCHL Senior Promissory Note, described above under the heading “Reimbursement of Expenses between JJAT and Bengough and the OCHL and OCL Promissory Notes.”

The Merger

In connection with the Merger, on April 28, 2014, the Company, through the Acquisition Sub, acquired from JJAT Corp. a 50% ownership interest in OCHL by merging with JJAT’s wholly-owned subsidiary KoKo Parent in exchange for 29,000,000 shares of common stock of the Company (the “Merger Consideration”). The Merger was consummated pursuant to the terms of a Merger Agreement, dated April 28, 2014 among the Company, the Acquisition Sub and KoKo Parent. Robert Ellin, the Company’s Executive Chairman, President, Director and controlling shareholder, owns, either directly or through related trusts, 100% of the outstanding capital stock of JJAT, the sole shareholder of KoKo Parent.

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The Merger Consideration was determined through a series of arms’ length negotiations. Beginning around September 2013, Mr. Ellin, as CEO of the Company, originally negotiated for the Company to acquire 100% of the stock of OCHL from its shareholders for an aggregate purchase consideration comprised of both cash and common stock of the Company, based on an enterprise value of £5,100,000 (or approximately $8,120,000). In January 2014, the Company determined as a result of the substantial transaction expenses and its inability to raise sufficient capital, that it could not at such time acquire OCHL. Thereafter, with the permission of the independent director of the Company’s Board, JJAT agreed to undertake to complete the transaction in the place of the Company, and to pay for and reimburse the Company for all of the transaction related expenses that the Company had paid or incurred with respect to the transaction (the “Transaction Expenses”).

Thereafter, on February 13, 2014, KoKo UK, a company wholly owned by JJAT, purchased from Alex Rutherford, an individual residing in the United Kingdom, 47.475% of the outstanding ordinary shares of OCHL, owner of OCL, for £1,104,250 at the closing and £1,318,250 in deferred consideration, subject to working capital adjustments. The deferred consideration was paid on April 28, 2014, and the working capital adjustment is expected to be paid shortly. At the same time, KoKo UK entered into an agreement with certain minority shareholders of OCHL pursuant to which (i) KoKo UK, and, at KoKo UK’s direction, JJAT, each acquired 2.525% of the outstanding ordinary shares and 50% of the outstanding deferred shares of OCHL for an aggregate of £255,002 paid by KoKo UK, and (ii) Oliver Bengough agreed to purchase from JJAT its 2.525% of the outstanding ordinary shares and its 50% of the outstanding deferred shares of OCHL on April 24, 2014. The closing of each of these agreements occurred on April 28, 2014. Mr. Bengough purchased the 2.525% of OCHL shares from JJAT for a promissory note in the principal amount of £127,501. These transactions resulted in JJAT and its subsidiary KoKo UK acquiring 50% of OCHL for approximately $4,250,000 and Mr. Bengough, (who had previously owned 47.475% of OCHL) acquiring 2.525% of OCHL at the same price per share for total ownership of 50% of OCHL. Through this means, the price of OCHL was established via an extensive process of arms’ length negotiations between Mr. Ellin on behalf of JJAT and its subsidiary KoKo UK, and Mr. Bengough on behalf of the other OCHL shareholders.

Around March 2014, Mr. Ellin and Mr. Bengough began again discussing the acquisition of OCHL by the Company. Negotiations were carried out primarily by Barry Regenstein, Interim CFO of the Company, in consultation with Mr. Ellin on behalf of the Company, and Mr. Bengough. After extensive arms’ length negotiations, Mr. Bengough ultimately agreed to sell his 50% interest in OCHL to the Company for approximately 42.5% of the outstanding common shares of the Company on a fully diluted basis (exclusive of 3.2 million shares to be issued to advisors, consultants and other key employees). Since JJAT also owned 50% of OCHL, it too agreed to transfer its interest in OCHL to the Company for 42.5% of the Company’s shares, the same percentage of the Company’s shares to be issued to Mr. Bengough for his shares. JJAT did not increase the sale price of its 50% interest in OCHL above the price it paid for such interest. The 42.5% interest in the Company on a post-Closing basis equated to 29,000,000 shares of common stock. Hence, under the Variation Agreement, JJAT agreed to transfer its 50% interest in OCHL to the Company through merger, and Mr. Bengough committed to transfer his 50% interest in OCHL to the Company through a share exchange transaction, each for 29,000,000 shares of the Company’s common stock. The Company also reassumed JJAT’s obligation to pay the Transaction Expenses. Since the Company was now acquiring OCHL, it also agreed to reassume responsibility for the transaction related expenses previously assumed by JJAT.

A special committee of the Board of Directors of the Company engaged Valuescope, Inc., a value measurement consulting firm, on April 8, 2014 to advise it as to the valuation and fairness of a proposed transaction whereby the Company would issue 29,000,000 shares of restricted common stock through a merger with KoKo Parent to acquire 50% of OCHL. Valuescope performed an analysis to determine the fairness of the transaction, from a financial point of view, by comparing the price paid for the 50% interest in OCHL against a range of values developed under the income and market approaches. The 50% interest in OCHL was purchased in April 2014 for approximately $4.25 million. Valuescope determined the fair market value of a 50% interest in OCHL under the income approach was estimated to be $4.05 million while its value under the market approach was estimated to be $5.00 million. After determining the pre-transaction per share value of the Company, Valuescope determined that the value of the 50% interest in OCHL contributed in exchange for 29,000,000 shares of the Company’s common stock falls within the fairness range indicated by its analysis. Based on its analysis and methodologies on April 28, 2014, Valuescope presented its opinion that the transaction is fair from a financial point of view.

In connection with the negotiating process, as a result of Mr. Ellin’s ownership of JJAT and his control positions as to the Company, the Company appointed a special committee consisting of the sole independent director on its Board to negotiate the Merger. The Special committee engaged counsel. Notwithstanding, the special committee process was not utilized (except for its engagement of Valuescope in connection with the previously mentioned fairness opinion) as the transaction was negotiated primarily by the interim CFO of the Company in consultation with Mr. Ellin. The special committee counsel withdrew from representation of the committee due to non-utilization of the special committee process.

OCHL Variation Agreement

Pursuant to the Variation Agreement, as provided above, Mr. Bengough has agreed, promptly following the closing of the Merger, subject to Mr. Bengough’s receipt of satisfactory tax clearances under the tax laws of the United Kingdom and to mutually acceptable transaction documentation, to transfer all shares of OCHL held by him, constituting 50% of the outstanding ordinary shares and deferred ordinary shares of OCHL, to KoKo UK in exchange for 29,000,000 shares of Company Common Stock, or approximately 42.5% of the shares of the Company outstanding after such exchange (including giving effect to the Merger described above) with the result that upon closing of that exchange OCHL would become a wholly-owned subsidiary of our wholly owned subsidiary, KoKo UK.

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LEGAL PROCEEDINGS

We are not aware of any material pending legal proceedings to which we or our subsidiary is a party or of which any of our property is subject.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Common Stock

Our Articles of Incorporation authorize the issuance of up to 75,000,000 shares of common stock, par value $.001 per share. The common stock is eligible for trading on the Over-the-Counter Bulletin Board under the symbol “LTNR,” but a trading market has not developed to date. As of March 31, 2014, there were approximately 30 holders of record of the common stock.

The Company’s common stock is a “penny stock” as defined in Rule 3a51-1 under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock of the Company is subject to the penny stock rules, it may be more difficult to sell the Company’s common stock.

Dividend Policy

The Company has not declared or paid any cash dividends on its common stock and does not intend to declare or pay any cash dividend in the foreseeable future. The payment of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company’s earnings, if any, its capital requirements and financial condition and such other factors as the Board of Directors may consider.

Securities Authorized for Issuance under Equity Compensation Plans

The Company does not have any equity compensation plans or any individual compensation arrangements with respect to its common stock. The issuance of any of our common stock is within the discretion of our Board of Directors, which has the power to issue any or all of our authorized but unissued shares without stockholder approval.

RECENT SALES OF UNREGISTERED SECURITIES

On August 28, 2013, the Company entered into a Stock Purchase Agreement with an accredited investor, pursuant to which the Company agreed to issue an aggregate of 250,000 shares of its common stock for an aggregate purchase price of $250,000.

On September 19, 2013, the Company entered into a Stock Purchase Agreement with an accredited investor, pursuant to which the Company agreed to issue an aggregate of 300,000 shares of its common stock for an aggregate purchase price of $300,000.

On October 7, 2013, the Company entered into a Stock Purchase Agreement with an accredited investor, pursuant to which the Company agreed to issue an aggregate of 400,000 shares of its common stock for an aggregate purchase price of $400,000.

On October 30, 2013, the Company entered into a Stock Purchase Agreement with an accredited investor, pursuant to which the Company agreed to issue an aggregate of 300,000 shares of its common stock for an aggregate purchase price of $300,000.

On February 26, 2014, the Company entered into a securities purchase agreement with an investor pursuant to which the Company issued the investor 200,000 shares of common stock for an aggregate purchase price of $200,000.

Each of the transactions and related issuance of securities was pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D of the 1933 Act. No commissions were paid to any person in connection with these transactions.

On April 2, 2012, the Company signed a promissory note with the Trinad Capital Master Fund, Ltd. for the amount of $150,000, with interest at 6% per annum, with principal due on April 1, 2013 and it was subsequently extended to November 1, 2014.

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On June 21, 2012, the Company signed a promissory note with the Trinad Capital Master Fund, Ltd. for the amount of $150,000, with interest at 6% per annum, with principal due on June 20, 2013 and it was subsequently extended to November 1, 2014.

On May 13, 2013, the Company signed a promissory note with Trinad Capital Master Fund for the amount of $10,000, with interest at 6% per annum, and principal due on May 13, 2014.

On May 23, 2013, the Company signed a promissory note with Trinad Capital Master Fund for the amount of $50,000, with interest at 6% per annum, and principal due on May 23, 2014.

On June 17, 2013, the Company signed a promissory note with the Trinad Capital Master Fund for the amount of $100,000, with interest at 6% per annum, with principal due on June 17, 2014.

On July 2, 2013, the Company signed a promissory note with Trinad Capital Master Fund for the amount of $10,000, with interest at 6% per annum, and principal due on July 2, 2014.

On July 3, 2013, the Company signed a promissory note with Trinad Capital Master Fund for the amount of $30,000, with interest at 6% per annum, and principal due on July 3, 2014.

As more fully described in Item 2.01 above, in connection with the Merger Agreement, we issued a total of 29,000,000 shares of our common stock to JJAT. Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference. The issuance of the common stock to JJAT pursuant to the Merger Agreement was exempt from registration in reliance upon Section 4(2) of the Securities Act of 1933 and Regulation D of the 1933 Act.

DESCRIPTION OF REGISTRANT’S SECURITIES

The following description is only a summary of certain significant provisions of the rights, preferences, qualifications and restrictions of the Company’s capital stock.

Authorized Capital Stock

The Company’s authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share.

As of April 22, 2014, 9,120,000 shares of the Company’s Common Stock were outstanding and were held of record by 31 holders. Following the Merger, there were 38,120,000 shares of Common Stock outstanding held by 32 holders.

Common Stock

We are authorized to issue 75,000,000 shares of common stock. The holders of our common stock will be entitled to cash dividends as may be declared, if any, by our Board of Directors from funds available. Upon liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to receive pro rata all assets available for distribution to the holders. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities nor are any common shares subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote on the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the board of directors. Issuance of additional common stock in the future will reduce proportionate ownership and voting power of each share outstanding. Directors can issue additional common stock without shareholder approval, to the extent authorized.

Applicable Nevada law requires any amendment to our articles of incorporation to be approved by stockholders holding shares entitling them to exercise at least a majority of the voting power of the Company. All rights of our common stockholders described in this paragraph could be subject to any preferential voting, liquidation or other rights of any series of preferred stock that we may authorize and issue in the future.

Warrants

In connection with the Management Agreement with Trinad Management, LLC, we have issued to Trinad Management, LLC warrants purchase 1,125,000 shares of our common stock at an exercise price of $0.15 per share. The warrants are exercisable immediately, and have a term of exercise of 10 years following the date of issuance. The shares issuable upon exercise of the warrants are subject to adjustment for stock splits, stock dividends, reclassifications, reorganizations or other changes of the outstanding securities of the Company.

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Transfer Agent

The transfer agent and registrar for our common stock is Island Stock Transfer, 15500 Roosevelt Boulevard Clearwater, FL 33760.

Anti-Takeover Provisions of Nevada State Law

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of us or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless certain criteria are satisfied. Our amended and restated bylaws provide that these provisions will not apply to us or to any existing or future stockholder or stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. These provisions may have the effect of delaying or making it more difficult to affect a change in control of the Company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•	having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation, and define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation:

•	having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have entered into separate indemnification agreements with our directors pursuant to which we are required to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law and our governing documents. The form of our indemnification agreements with our directors is attached as Exhibit 10.14 to this Current Report on Form 8-K.

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Our bylaws, as amended provide that we shall indemnify any director or officer for obligations of the Company and for acts and conduct performed on behalf of the Company. Our bylaws, as amended, further provide that we shall pay the expenses incurred by an officer or director (acting in his capacity as such) in defending any action, suit or proceeding reasonably incurred by him in connection with any such claim or liability including power to defend an officer or director from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no director or officer shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own willful misconduct.

Nevada Law

The Nevada Revised Statutes provide us with the power to indemnify any of our directors, officers, employees and agents as follows:

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Revised Statutes provide that a corporation may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by the stockholders of the corporation;

•	by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

The Nevada Revised Statutes further provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have not yet secured a directors’ and officers’ liability insurance policy. However, we expect that we will enter into such a policy in the near future.

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FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and pro forma financial information relating to OCHL contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Our audited financial statements for the fiscal years ended April 30, 2013 and 2012 are available in our Annual Report on Form 10-K for the fiscal year ended April 30, 2013 filed with the SEC on July 29, 2013, and are incorporated herein by reference. Our unaudited financial statements for the three months ended January 31, 2014 are available in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2014 filed with the SEC on March 12, 2014, and are incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the Company’s two most recent fiscal years, neither the Company nor anyone on its behalf consulted with Li and Company, PC (“Li”) regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and no written report or oral advice was provided to the Company by Li that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Act and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) relating to the Company.

Item 3.02         Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 3.02.

Item 5.01         Changes in Control of Registrant.

Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 5.01. Other than the transactions and agreements described such Items, our officers and directors know of no arrangements that may result in a change in control of the Company at a subsequent date.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Acquisition, Oliver Bengough has been appointed to the Board of Directors of the Company and as the Company’s Interim Chief Executive Officer, effective May 1, 2014. Reference is made to the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, relating to Mr. Bengough which disclosures are incorporated by reference into this Item 5.02.

Item 5.03         Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2014, the stockholders of the Company voted, following the recommendation of the Board of Directors, to amend the bylaws of the Company to allow corporate action by written consent of the Board of Directors and to provide for expanded indemnification of the Company’s directors under the laws of the State of Nevada. The stockholders also adopted a form of indemnification agreement for the Company’s directors.

The First Amendment to the Bylaws of the Company are attached hereto as Exhibit 3.3 and the Form of Indemnification Agreement is attached hereto as Exhibit 10.14 and incorporated herein by reference.

Item 5.06         Change in Shell Company Status.

We have determined that, as the result of the closing of the Merger Agreement as described above under Item 2.01 of this Current Report on Form 8-K, we have ceased to be a shell company as that term is defined in Rule 12b-2 promulgated under the Exchange Act. Reference is made to the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 5.06.

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Item 9.01         Financial Statements and Exhibits.

Reference is made to the shares of OCHL acquired under the Merger Agreement, as described in Item 2.01, which is incorporated herein by reference. As a result of the closing of the Merger Agreement, our primary operations consist of the business and operations of OCHL. Accordingly, we are presenting the financial statements of OCHL for the nine months ended December 31, 2013 and 2012, and for the fiscal years ended March 31, 2013 and 2012 after giving effect to the acquisition of OCHL by the Company.

(a) Financial statements of business acquired.

The audited financial statements of OCHL as of and for the fiscal years ended March 31, 2013 and 2012, and the unaudited financial statements of OCHL for the nine months ended December 31, 2013 and 2012, including the notes to such financial statements, are incorporated herein by reference to Exhibits 99.1 and 99.2 of this Current Report on Form 8-K.

(b) Pro forma financial information.

The unaudited pro forma financial information of the Company and its 50%-owned subsidiary OCHL are incorporated herein by reference to Exhibit 99.3 of this Current Report on Form 8-K.

(c) Shell company transactions.

Reference is made to the disclosure set forth in Items 9.01(a) and 9.01(b), which disclosure is incorporated herein by reference.

(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated April 28, 2014, by and among the Company, Loton Acquisition Sub I, Inc. and KoKo Camden Holdings (US), Inc. *

3.1	Articles of Incorporation of the Company (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on June 1, 2010, and incorporated herein by reference).

3.2	Bylaws of the Company (previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on June 1, 2010, and incorporated herein by reference).

3.3	Amendment to Bylaws of the Company dated April 24, 2014*

4.1	Senior Promissory Note, dated April 28, 2014 between OCHL as Promisor and JJAT as Payee*

4.2	Promissory Note, dated April 28, 2014 between OCHL as Promisor and the Company as Payee*

4.3	Form of Warrant, dated September 23, 2011 issued to Trinad Management, LLC (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 28, 2011, and incorporated herein by reference).

4.4	Form of Note, dated April 2, 2012, issued by Loton, Corp to Trinad Master Fund, Ltd. (previously filed as Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K, filed with SEC on August 15, 2012, and incorporated herein by reference).

4.5	Form of Note, dated June 21, 2012, issued by Loton, Corp to Trinad Master Fund, Ltd. (previously filed as Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K, filed with SEC on August 15, 2012, and incorporated herein by reference).

10.1	Share Purchase Agreement relating to OCHL, dated February 13, 2014 among Alex Rutherford and KoKo (Camden) Limited and certain Guarantors.*

10.2	Share Sale Agreement relating to shares in OBAR Camden Holdings Limited, dated February 13, 2014 among Hugh Doherty and Laurence Seymour and KoKo (Camden) Limited and certain Guarantors.*

10.3	Shareholders Agreement, dated February 12, 2014, in relation to OCHL between Oliver Bengough and KoKo (Camden) Limited and Robert Ellin and OCHL and Trinad Capital Master Fund Limited.*

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10.4	Deed of Reimbursement, dated February 2014 amongst KoKo (Camden) Limited, Alex Rutherford, Oliver Bengough, Hugh Doherty and Laurence Seymour and Mint Group Holdings Limited.*

10.5	Deed of Subordination, dated February 2014 amongst Alex Rutherford, Hugh Doherty and Laurence Seymour and KoKo (Camden) Limited and Trinad Capital Master Funds, Ltd. and JJAT Corp.*

10.6	Variation to Shareholders Agreement, dated April 24, 2014, among Oliver Bengough, Koko (Camden) Limited, Robert Ellin, Trinad Capital Master Fund LTD, Obar Camden Holdings Limited, Obar Camden Limited, JJAT Corp. and the Company*

10.7	Share Purchase Agreement relating to certain shares of Obar Camden Holdings Limited dated April 24, 2014 between JJAT Corp and Oliver Bengough*

10.8	Share Charge in respect of Ordinary Shares of Obar Camden Holdings Limited, dated April 24, 2014 between Oliver Bengough and JJAT Corp.*

10.9	Promissory Note, dated April 24, 2014 between Oliver Bengough as Promisor and KoKo (Camden) Limited as Payee.*

10.10	Promissory Note, dated April 24, 2014 between Oliver Bengough as Promisor and JJAT Corp. as payee.*

10.11	Reimbursement Agreement, effective as of January 29, 2014, between JJAT Corp. and Loton, Corp (previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 6, 2014 and incorporated herein by reference). *

10.12	Termination of Reimbursement Agreement, dated April 25, 2014 by and between JJAT Corp. and Loton, Corp.*

10.13	Contribution Agreement, dated April 24, 2014 between JJAT Corp. and KoKo (Camden) Holdings (US), Inc.*

10.14	Form of Director Indemnification Agreement*

10.15	Form of Securities Purchase Agreement, dated September 11 and September 20, 2012, between the Company and certain investors (previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on December 12, 2012, and incorporated herein by reference).

10.16	Form of Restricted Stock Agreement (previously filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on March 21, 2013, and incorporated herein by reference).

10.17	Form of Advisory Board Agreement (previously filed as Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on March 21, 2013, and incorporated herein by reference)

10.18	Form of Consulting Agreement (previously filed as Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on March 21, 2013, and incorporated herein by reference).

10.19	Secured Convertible Note Purchase Agreement, dated as of March 25, 2013, between the Company and Penzance, LLC, d/b/a Acheven, LLC (previously filed as Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on July 29, 2013).

10.20	Secured Convertible Note, dated as of March 25, 2013, between the Company and Penzance, LLC, d/b/a Acheven, LLC (previously filed as Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on July 29, 2013).

10.21	Security Agreement, dated as of March 25, 2013, among Penzance, LLC, Investors and the Company (previously filed as Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on July 29, 2013).

10.22	Form of Promissory Notes dated May 13, May 23, June 17 and July 3, 2013 (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 29, 2013, and incorporated herein by reference)

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10.23	Form of Note Extension Agreement dated July 15, 2013 (previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 29, 2013, and incorporated herein by reference)

10.24	Securities Purchase Agreement, dated August 28, 2013 between Sandor Capital Master Fund and the Company (previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on September 16, 2013, and incorporated herein by reference)

10.25	Advisory Board Consulting Agreement, dated August 30, 2013 (previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on September 16, 2013, and incorporated herein by reference)

10.26	Employment Agreement effective as of October 1, 2013 between Barry Regenstein and Loton, Corp. (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 6, 2013, and incorporated herein by reference).

10.27	Advisory Board Agreement, effective as of October 1, 2013, by and between Barry Regenstein and Loton, Corp. (previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 6, 2013, and incorporated herein by reference).

10.28	Stock Purchase Agreement, dated as of September 19, 2013 (previously filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on December 16, 2013, and incorporated herein by reference).

10.29	Stock Purchase Agreement, dated as of October 7, 2013 (previously filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on December 16, 2013, and incorporated herein by reference)

10.30	Stock Purchase Agreement, dated as of October 8, 2013 (previously filed as Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on December 16, 2013, and incorporated herein by reference)

10.31	Stock Purchase Agreement, dated as of October 30, 2013 (previously filed as Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on December 16, 2013, and incorporated herein by reference)

21.1	List of Subsidiaries*

99.1	Consolidated Financial Statements of OBAR Camden Holdings Limited as of and for the year ended March 31, 2013 and March 31, 2012*

99.2	Consolidated Financial Statements of OBAR Camden Holdings Limited as of and for the nine months ended December 31, 2013 and 2012*

99.3	Pro Forma Combined Financial Information of Loton, Corp. as of January 31, 2014 and April 30, 2013*

*Filed Herewith

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PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(a)	Documents filed as part of this report are as follows:

(1)	Financial Statements and Report of Independent Registered Public Accounting Firm

(2)	Financial Statement Schedules

None required.

(3)	Exhibits:

The exhibit list required by this item is incorporated by reference to the Exhibit Index included in this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LOTON, CORP

Date: April 30, 2014	By:	/s/Robert S. Ellin
Robert S. Ellin
Executive Chairman and President
(Principal Executive Officer)

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